As filed with the Securities and Exchange Commission on September 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ReTo Eco-Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	3290	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

X-702, Tower A, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101
Tel: (+86) 10-64827328

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Vcorp Agent Services, Inc.

25 Robert Pitt Dr., Suite 204

Monsey, New York 10952

Tel: (888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Wei Wang, Esq.

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2025

ReTo Eco-Solutions, Inc.

10,663,612 Class A Shares

This prospectus relates to the resale by Streeterville Capital, LLC (the “Selling Shareholder”), from time to time, of up to an aggregate of 10,663,612 Class A shares, no par value per share (the “Class A Shares”), of ReTo Eco-Solutions, Inc. (“ReTo,” collectively with its consolidated subsidiaries, the “Company,” “we,” “us,” “our” or similar terminology), consisting of (i) 28,612 Class A Shares issued to the Selling Shareholder as consideration for the Selling Shareholder’s commitment (the “Commitment Shares”) pursuant to a Securities Purchase Agreement, dated as of June 16, 2025 (the “Securities Purchase Agreement”), by and between ReTo and the Selling Shareholder, (ii) 635,000 Class A Shares issued to the Selling Shareholder (the “Pre-Delivery Shares”) and (iii) 10,000,000 Class A Shares potentially issuable to the Selling Shareholder in satisfaction of pre-paid purchase balances outstanding from time to time under the Securities Purchase Agreement, subject to a beneficial ownership limitation equal to 9.99% of the Class A Shares outstanding from time to time. The offer and sale of these securities (the “Offering”) was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Regulation D, promulgated thereunder, and ReTo did not engage in any general solicitation in connection with such Offering.

Under the Securities Purchase Agreement, ReTo may issue and sell one or more pre-paid purchases (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $10,000,000. Upon the terms and subject to the conditions of each Pre-Paid Purchase, the Selling Shareholder, at its sole discretion, has the right, but not the obligation, to take delivery of Class A Shares from ReTo, and ReTo will issue to the Selling Shareholder, Class A Shares in satisfaction of all or a portion of the outstanding balance of such Pre-Paid Purchase, but not exceeding the outstanding balance of such Pre-Paid Purchase (the “Purchase Shares”). Any delivery of the 10,000,000 Purchase Shares registered for resale pursuant to the registration statement of which this prospectus is a part will reduce the outstanding balance of any Pre-Paid Purchase at a rate that will depend upon the timing of a delivery request by the Selling Shareholder and will fluctuate based on the trading price of our Class A Shares. The number of Class A Shares that may actually be acquired by the Selling Shareholder pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitations specified above. With respect to the Purchase Shares, the Selling Shareholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholder will receive all of the net proceeds from the sale of the Class A Shares offered hereby. The Selling Shareholder may resell the Class A Shares offered for resale through this prospectus to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of these shares by the Selling Shareholder, but we will bear all costs, fees and expenses in connection with the registration of the Class A Shares offered by the Selling Shareholder. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sale of the Class A Shares offered for resale through this prospectus.

The Selling Shareholder will determine where it may sell the shares through public or private transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. For information regarding the Selling Shareholder and the times and manner in which it may offer or sell Class A Shares, see “Selling Shareholder” and “Plan of Distribution.”

Our Class A Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RETO.” On September 11, 2025, the closing sale price of the Class A Shares was $1.56.

As previously disclosed, on January 29, 2025, we received a delisting determination letter from Nasdaq due to failure to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). We requested a hearing before a Nasdaq Hearings Panel (the “Panel”). Following the hearing before the Panel, at which we outlined our plan of compliance, we received a letter, dated March 28, 2025, from Nasdaq notifying us that the Panel has concluded that we have regained compliance. The letter stated that we will remain on a Discretionary Panel Monitor, pursuant to the Nasdaq Listing Rule 5815(d)(4)(A), for a one-year period from the date of the letter. If, within that one-year monitoring period, the Panel or the Listing Qualifications Department (the “Staff”) finds we fail any Nasdaq continued listing standard, we will not be permitted to provide the Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for us to regain compliance with respect to any deficiency, nor will we be afforded an applicable cure or compliance period. Rather, the Staff will issue a delisting determination letter.

ReTo is a business company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations of its own, ReTo conducts substantially all of its operations through its subsidiaries established in the People’s Republic of China (the “PRC” or “China”). Investors in the Class A Shares should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather purchasing equity solely in ReTo, our BVI holding company, which does not directly own substantially all of our business in China conducted by our subsidiaries. Class A Shares registered under this prospectus are shares of our BVI holding company instead of shares of our subsidiaries in China. When used herein, the references to laws and regulations of “mainland China” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau. “China” or the “PRC” refers to the People’s Republic of China and the term “Chinese” has a correlative meaning for the purpose of this prospectus only.

As we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. None of our PRC subsidiaries currently operate in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in mainland China to engage in the businesses similar to those of our PRC subsidiaries, none of our PRC subsidiaries is required to obtain any permission from Chinese authorities, including the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or any other governmental agency that is required to approve its current operations.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing with the CSRC of the overseas offering and listing plans and the follow-on offering plans by PRC domestic companies under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. The Company is required to file with CSRC for the MeinMalzeBier acquisition that was completed in April 2025 and for the Offering. The filings for the MeinMalzeBier acquisition and the Offering have been submitted to the CSRC and are under review. The failure of the Company to submit the filing with CSRC timely may subject the Company to sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Shares. See “Risk Factors — Risks Related to Doing Business in China — We cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and complete such filing.”

In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. The statements and regulatory actions by the PRC government regarding oversight of securities market, overseas offerings and listing of China-based companies, cybersecurity reviews, and anti-monopoly enforcement are official guidance and related implementation rules have not been issued. Thus, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., British Virgin Islands or other laws, rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”), which is incorporated by reference into this prospectus, for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. According to the HFCAA, if the Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit our Class A Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

Furthermore, on December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, YCM CPA INC. Our auditor is based in the U.S., registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which amended the HFCAA (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

These developments could add uncertainties to the trading of our securities, which could cause the market price of our Class A Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair investors’ ability to sell or purchase our Class A Shares when they wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Shares.

As a holding company, ReTo relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with mainland China accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiary located outside of China, ReTo or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither ReTo nor any of its subsidiaries have ever paid dividends or made distributions to ReTo’s shareholders. ReTo is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the higher of (i) difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital and (ii) three times of their net worth. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by ReTo to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends or distribute earnings in the foreseeable future.

For the fiscal year ended December 31, 2022, 2023, and 2024, funds equivalent to approximately $4.2 million, $0.1 million, and $29.4 million, respectively, were provided to ReTo’s PRC subsidiaries as shareholder loans, which were accounted as loan receivable from the respective PRC subsidiary. These funds have been used by the Company’s PRC subsidiaries for their operations.

We maintain bank accounts in China, including cash in Renminbi in the amount of approximately RMB1.6 million and cash in USD in the amount of approximately US$0.5 million as of December 31, 2024. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021, to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have no cash management policies that dictate how funds are transferred between ReTo and its subsidiaries.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in mainland China or Hong Kong from leaving, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends.

Investing in our Class A Shares remains subject to our amended and restated memorandum and articles of association currently adopted, as amended or as amended and restated from time to time and the BVI Business Companies Act (Revised Edition) 2020 and involves substantial risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our Class A Shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2025.

i

ABOUT THIS PROSPECTUS

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” Neither we nor the Selling Shareholder have authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus, including in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that has been incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

In this prospectus, unless otherwise indicated or the context implies otherwise:

●	“Act” refers to The BVI Business Companies Act (Revised Edition) 2020;

●	“Beijing REIT” refers to Beijing REIT Technology Development Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings (China) Limited prior to the December 2024 Divestiture;

●	“BVI” refers to the British Virgin Islands;

●	“China” or the “PRC” refers to the People’s Republic of China and the term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Class A Shares” refers to Class A Shares of no par value per share issued in ReTo;

●	“Class B Shares” refers to Class B Shares of par value US$0.01 per share issued in ReTo;

●	“common share” refers to common shares issued in ReTo prior to the 2024 Share Redesignation;

●	“Share” refers to Class A Shares and Class B Shares, collectively;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“December 2024 Divestiture” refers to the Company’s sale of all of its shares in REIT Holdings (China) Limited to a certain buyer on December 31, 2024;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“Honghe ReTo” refers to Honghe ReTo Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“M&A” refers to the amended and restated memorandum and articles of association of ReTo currently adopted, as amended or as amended and restated from time to time;

●	“Macau” refers to the Macao Special Administrative Region of the PRC;

●	“MeinMalzeBier” refers to MeinMalzeBier Holdings Limited, a BVI business company in which ReTo holds a 51% ownership interest;

●	“mainland China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau;

●	“MOFCOM” refers to China’s Ministry of Commerce;

●	“PCAOB” refers to the Public Company Accounting Oversight Board of the United States;

●	“PRC subsidiaries” refers to the Company’s subsidiaries that were incorporated in mainland China;

●	“REIT Equipment” refers to Beijing REIT Equipment Technology Co., Ltd. (formerly known as Beijing REIT Ecological Engineering Technology Co., Ltd. until August 9, 2023), a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda;

●	“REIT Holdings” refers to REIT Holdings (China) Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo prior to the December 2024 Divestiture;

●	“REIT Ordos” refers to REIT Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings prior to the December 2024 Divestiture;

●	“REIT Technology” refers to REIT Technology Development Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings prior to the December 2024 Divestiture;

●	“Renminbi” or “RMB” refers to the legal currency of the People’s Republic of China;

●	“ReTo” refers to ReTo Eco-Solutions, Inc., a BVI business company (registered in the BVI with company number 1885527);

●	“ReTo Hengda” refers to Beijing ReTo Hengda Technology Co., Ltd. (formerly known as Sunoro Hengda (Beijing) Technology Co., Ltd. until April 8, 2025), a PRC limited liability company and a wholly owned subsidiary of Sunoro Holdings (defined below);

●	“ReTo Hengye” refers to Beijing ReTo Hengye Technology Co., Ltd. (formerly known as Senrui Bochuang (Beijing) Technology Co., Ltd. until April 10, 2025), a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Sunoro Holdings” refers to Sunoro Holdings Limited, a Hong Kong limited company and a wholly-owned subsidiary of ReTo;

●	“U.S. dollars”, “US$” and “$” refer to the legal currency of the United States; and

●	“We”, “us”, “our”, or the “Company” refers to ReTo Eco-Solutions, Inc. and its subsidiaries, unless the context requires otherwise.

Our reporting and functional currency is the Renminbi. Solely for the convenience of the reader, this prospectus contains translations of some RMB amounts into U.S. dollars, at specified rates. Except as otherwise stated in this prospectus, all translations from RMB to U.S. dollars are made at RMB 7.2993 to US$1.00, the rate published by the Federal Reserve Board on December 31, 2024. No representation is made that the RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

Except as otherwise stated in this prospectus, all numbers of our Class A Shares and related data have been updated to reflect the 10-for-1 share combination effective May 15, 2023 (the “2023 Share Combination”), the 10-for-1 share combination effective March 1, 2024 (the “2024 Share Combination”), and the 10-for-1 share combination effective March 7, 2025 (the “2025 Share Combination”). On August 8, 2024, we (a) redesignated the existing common shares, par value US$0.10 each at that time, as Class A Shares with the same rights as the existing common shares (the “2024 Share Redesignation”) and (b) created an additional 2,000,000 shares each to be designated as Class B Shares, with each share to entitle the holder thereof to 1,000 votes but with transfer restrictions, pre-emption rights and no right to any dividend or distribution of the surplus assets on liquidation. On May 12, 2025, our board of directors approved to amend and restate the M&A to adjust the par value of our existing Class A Shares from “par value $1.00 each” to “no par value.” On May 13, 2025, ReTo filed the amended and restated M&A to reflect this adjustment with the British Virgin Islands Registrar of Corporate Affairs.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain industry, market and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus or the documents incorporated by reference herein are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	the potential impact on our business of the economic, political and social conditions of the PRC;

●	any changes in the laws of the PRC or local province that may affect our operations;

●	our ability to operate as a going concern;

●	the liquidity of our securities;

●	inflation and fluctuations in foreign currency exchange rates;

●	our expansion into new businesses, industries or international markets, and undertaking of mergers, acquisitions, investments or divestments;

●	the ability to realize benefits of the acquisition of MeinMalzeBier and integrate and expand its businesses into our existing business and grow and manage growth profitably;

●	the ability to navigate geographic market risks of our products;

●	the ability to maintain a reserve for warranty or defective products and installation claims;

●	our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	our ability to maintain effective supply chain of raw materials and our products;

●	slowdown or contraction in industries in China in which we operate;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our ability to diversify our product and service offerings and capture new market opportunities;

●	our estimates of expenses, capital requirements and needs for additional financing and our ability to fund our current and future operations;

●	the costs we may incur in the future from complying with current and future laws and regulations and the impact of any changes in the regulations on our operations; and

●	the loss of key members of our senior management.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors” and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

Investors in our securities are not purchasing an equity interest in our operating entities in mainland China but instead are purchasing an equity interest in a British Virgin Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and our other SEC reports.

Overview

We currently provide a full spectrum of products and solutions related to ecological environment protection equipment and intelligent equipment, from solid waste treatment equipment, mining equipment, to craft beer smart sales equipment. We differentiate us from our competitors through strong research and development capabilities and advanced technologies and systems. We leverage our strengths in R&D, manufacturing and sales of equipment to enhance existing products and develop new solutions that align with market needs and future growth opportunities.

Prior to the December 2024 Divestiture (as defined below), we were mainly engaged in the manufacture and distribution of eco-friendly construction materials and equipment used for the production of these eco-friendly construction materials as well as ecological restoration projects and software development services and solutions utilizing Internet of Things technologies.

To navigate the impacts of the pandemic and the evolving economic landscape, we undertook a strategic review and analysis and, in December 2024, completed the December 2024 Divestiture, which involved the divestment of non-performing assets and a capital restructuring aimed to enhance our liquidity and sharpening our strategic focus.

Following the December 2024 Divestiture, we ceased operations in the business of manufacturing and distribution of eco-friendly construction materials, ecological restoration projects and software development services and solutions utilizing Internet of Things technologies. We have since transitioned our focus toward the design, research and development, manufacturing, and sale of ecological environmental protection equipment and intelligent equipment. Our offerings mainly include comprehensive solid waste treatment solutions and equipment, with applications also extending to the research, development, and production of mining equipment and smart craft beer machines.

Due to China’s recent emphasis on environmental protection, we believe there is a unique opportunity to grow our company, which we expect will be driven by demand for our ecological environment protection equipment. To further expand our equipment business, we conducted research into the mining markets of East African countries, and identified that the area is rich in mineral resources so we believe it will have strong demand for mining equipment. Additionally, we have identified significant growth potential in demand for craft beer in China in the coming years, which we expect to drive demand for smart craft beer machines. We believe our technological know-how, production capacity, reputation and offerings of products and services will enable us to seize these opportunities.

Our clients are located throughout mainland China, and internationally in Middle East, Southeast Asia, and Africa. We are actively pursuing additional clients for our products, equipment, internationally in the Middle East, Southeast Asia, and Africa and in additional provinces of China. We seek to establish long-term relationships with our clients by producing and delivering high-quality products and equipment and then providing technical support and consulting services after equipment is delivered.

Holding Company Structure

ReTo is a holding company and a business company incorporated in the British Virgin Islands (the “BVI”) with no material operations of its own. We conduct substantially all of our operations through our subsidiaries established in mainland China. Our equity structure is a direct holding structure, that is, ReTo, the BVI entity listed in the U.S., controls Sunoro Holdings and MeinMalzeBier, and other PRC operating entities through Sunoro Holdings and MeinMalzeBier.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Class A Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of our securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Class A Shares” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and cause our Class A Shares to decrease in value or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

Cash and Other Assets Transfers between the Holding Company and Its Subsidiaries

For the fiscal year ended December 31, 2022, 2023 and 2024, funds equivalent to approximately $4.2 million, $0.1 million, and $29.4 million, respectively, were provided to the PRC subsidiaries as shareholder loans, which were accounted as loan receivable from the respective PRC subsidiary. These funds have been used by the Company’s PRC subsidiaries for their operations.

As of the date of this prospectus, there have not been any dividends or other distributions from our PRC subsidiaries to REIT Holdings prior to the December 2024 Divestiture, Sunoro Holdings and ReTo, all of which are located outside of mainland China. ReTo, as a BVI holding company, may rely on dividends and other distributions on equity paid by its PRC subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, subject to ReTo’s M&A and the Act or to service any expenses and other obligations it may incur.

Within our direct holding structure, the cross-border transfer of funds from ReTo to its PRC subsidiaries is permitted under laws and regulations of the PRC currently in effect. Specifically, ReTo is permitted to provide funding to its PRC subsidiaries in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements in China. There are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries under the PRC law and regulations. However, the PRC subsidiaries may only procure shareholder loans from Sunoro Holdings or MeinMalzeBier in an amount equal to the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System or three times of its net assets, at the discretion of such PRC subsidiary. For additional information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our offerings to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

Subject to the passive foreign investment company rules, the requirements of ReTo’s M&A and the Act, the gross amount of any distribution that we make to investors with respect to our securities (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any proposed dividend would be subject to ReTo’s M&A and the Act; specifically, ReTo may only pay a dividend if ReTo’s directors are satisfied, on reasonable grounds, that, immediately after the dividend is paid, the value of its assets will exceed its liabilities and it will be able to pay its debts as they fall due.

The PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

We maintain bank accounts in China, including cash in Renminbi in the amount of approximately RMB1.6 million and cash in USD in the amount of approximately US$0.5 million as of December 31, 2024. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. We have adopted certain cash management policies that dictate the internal approval process on transferring funds between our holding company and our subsidiaries. Such policies dictate the purpose, amount and procedure of cash transfers. Each transfer of cash among our subsidiaries is subject to internal approvals from at least two manager-level personnel, with required procedures including submitting supporting documentation (such as payment receipts or invoices), responsible personnel reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us or our subsidiaries to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, and our subsidiaries, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations” in our 2024 Annual Report, which is incorporated by reference into this prospectus. We currently do not have cash management policies that dictate how funds are transferred between our BVI holding company and our subsidiaries.

Restrictions on Our Ability to Transfer Cash Out of China and to U.S. Investors

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Effect of Holding Foreign Companies Accountable Act

The HFCAA, which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include YCM CPA INC., our current auditor. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which amended the HFCAA (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

These developments could add uncertainties to the trading of our securities, including the possibility that the SEC may prohibit trading in our securities if the PCAOB cannot fully inspect or investigate our auditor and we fail to appoint a new auditor that is accessible to the PCAOB and that Nasdaq can delist our Class A Shares.

If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange.

For details on the effects of HFCAA on us, see “Item 3. Key Information — D. Risk Factors — Our Class A Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditor. The delisting of our Class A Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

Regulatory Permissions and Developments

We have been advised by our PRC Counsel, Yuan Tai Law Offices, that pursuant to the relevant laws and regulations in China, none of our PRC subsidiaries’ currently engaged business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) promulgated by the Ministry of Commerce (the “MOFCOM”) and the National Development and Reform Commission of the People’s Republic of China (“NDRC”) which the latest version entered into force on November 1, 2024 (2024 Version). Therefore, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

Currently, none of our PRC subsidiaries is required to obtain additional licenses or permits beyond a regular business license for their operations currently being conducted. Each of our PRC subsidiaries is required to obtain a regular business license from the local branch of the State Administration for Market Regulation (“SAMR”). Each of our PRC subsidiaries has obtained a valid business license for its respective business scope, and no application for any such license has been denied.

As of the date of this prospectus, neither ReTo nor any of its PRC subsidiaries is subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of their respective operations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) which became effective in 2008 and amended and put into effect as from August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended on January 22, 2024, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As official guidance and related implementation rules on these opinions have not been issued yet, the interpretation of these opinions remains unclear at this stage. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

On December 28, 2021, the Measures for Cybersecurity Review (2021 Version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 Version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as a result of: (i) we do not hold personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 Version).

As advised by our PRC legal counsel, Yuan Tai Law Offices, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means and excluding anonymized information. The Personal Information Protection Law provides that a personal information processor could process personal information only under prescribed circumstances such as with the consent of the individual concerned and where it is necessary for the conclusion or performance of a contract to which such individual is a party to the contract. If a personal information processor shall provide personal information to overseas parties, various conditions shall be met, which includes security evaluation by the national network department and personal information protection certification by professional institutions. The Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

None of our PRC subsidiaries currently operates in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in mainland China to engage in the businesses similar to those of our PRC subsidiaries, none of our PRC subsidiaries is required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve its current operations. However, if our PRC subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that our PRC subsidiaries are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC subsidiaries’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our PRC subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

On February 17, 2023, CSRC released the Trial Measures together with five guidelines, which became effective on March 31, 2023. The Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing by PRC domestic companies, and clarify the determination criteria for indirect overseas listing in overseas markets. Any future securities offerings and listings outside of mainland China by our Company, including but not limited to, follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC or any other PRC governmental authorities with respect to our listing on Nasdaq. The filings for the MeinMalzeBier Acquisition (as defined below) and the Offering have been submitted and are under review. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and their implementation, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, except as disclosed above, neither ReTo nor any of our PRC subsidiaries, (i) is required to obtain permissions from the PRC authorities, including the CSRC or the CAC, in connection with our issuance of securities to foreign investors, or (ii) has been denied such permissions by any PRC authority. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and our PRC subsidiaries are required to obtain approvals in the future.

Recent Developments

Divestiture in December 2024

On December 30, 2024, ReTo entered into a share sale agreement (the “Share Sale Agreement”) with Zhao Duan Wen, pursuant to which the Company agreed to sell all of its shares in REIT Holdings to the buyer for a purchase price of US$80,000. REIT Holdings is the holding company of multiple indirect subsidiaries of ReTo, which were engaged in in the business of manufacture and distribution of eco-friendly construction materials, ecological restoration projects and software development services and solutions utilizing Internet of Things technologies (the “December 2024 Divestiture”). The board of directors of the Company approved the December 2024 Divestiture based on considerations that these lines of business had experienced significant losses over the years and that the Company plans to focus on existing and new businesses that are more profitable and promising. The terms of the Share Sale Agreement, including the purchase price, were negotiated based on a valuation report of a third-party appraisal firm.

Pursuant to the Share Sale Agreement, the buyer shall bear any debts, claims and liabilities of REIT Holdings existing or potentially contingent prior to the closing of the December 2024 Divestiture, or any default liabilities arising out of the management of the business. The buyer may not make any claim under the Share Sale Agreement, including for a breach of warranty, unless full details of the claim have been notified to ReTo within 12 months from the closing. The Share Sale Agreement contains customary representations, warranties and covenants by the parties. ReTo’s total liability for any claims, subject to exclusions, under the Share Sale Agreement is limited to US$100,000.

The December 2024 Divestiture closed on December 31, 2024. Following the December 2024 Divestiture, we are no longer engaged in the business of manufacture and distribution of eco-friendly construction materials, ecological restoration projects and software development services and solutions utilizing Internet of Things technologies and focus on research and production of environmental protection technologies and equipment, intelligent equipment and machineries and application of new energy technologies.

Share Combination in February 2025

On February 11, 2025, ReTo’s board of directors approved the 2025 Share Combination pursuant to section 40A of the BVI Act of Class A Shares at a ratio of 10-to-1 so that every 10 shares (or part thereof) were combined into one (1) share (with the fractional shares rounding up to the next whole share). As a result of the 2025 Share Combination, the par value of the Class A Shares was changed from $0.1 per share to $1.0 per share, effective on March 7, 2025.

Acquisition of MeinMalzeBier in April 2025

On April 25, 2025, ReTo completed the acquisition (the “MeinMalzeBier Acquisition”) of a 51% equity interest in MeinMalzeBier, a BVI business company, pursuant to a share exchange agreement, dated April 25, 2025 (the “Share Exchange Agreement”), by and among ReTo, MeinMalzeBier, and MeinMalzeBier’s existing shareholders. The total consideration for the MeinMalzeBier Acquisition consisted of $3,978,000 in cash and 4,680,000 newly issued Class A Shares, with an aggregate value of $15,912,000. All the 4,680,000 Class A Shares issued as consideration were placed in escrow and are subject to a three-year earnout period based on the post-closing financial performance of MeinMalzeBier’s two wholly-owned PRC subsidiaries, Shenzhen Melody Catering Management Co., Ltd. (“Melody”) and Dirong Century Big Data Technology Co., Ltd. (“Dirong”). The securities issued were made pursuant to exemptions from registration under Regulation S and/or Regulation D of the Securities Act.

In connection with the MeinMalzeBier Acquisition:

1.	ReTo Hengda entered into that certain Management Services Agreement, dated April 25, 2025, with Melody and Dirong, under which ReTo Hengda will provide management and advisory services to Melody and Dirong in exchange for performance-based fees of up to $3,978,000 during the three-year period following the closing of the MeinMalzeBier Acquisition; and

2.	ReTo entered into that certain Advisory and Consulting Agreement, dated April 25, 2025, with a third-party consultant, pursuant to which ReTo agreed to issue an additional 764,706 Class A shares, with an aggregate value of $2.6 million, to the third-party consultant in consideration of its advisory services provided in connection with the MeinMalzeBier Acquisition. The securities will be issued pursuant to exemptions from registration under Regulation D of the Securities Act.

Change in Par Value

On May 12, 2025, our board of directors approved to amend and restate the M&A to adjust the par value of our existing Class A Shares from “par value $1.00 each” to “no par value.” On May 13, 2025, ReTo filed the amended and restated M&A to reflect this adjustment with the British Virgin Islands Registrar of Corporate Affairs.

Streeterville Financing

On June 16, 2025, ReTo entered into the Securities Purchase Agreement with the Selling Shareholder. Pursuant to the Securities Purchase Agreement, ReTo agreed to issue and sell to the Selling Shareholder one or more Pre-Paid Purchases at an aggregate purchase price of up to $10,000,000 for the purchase of Class A Shares of ReTo. The Company also agreed to issue (i) 28,612 Commitment Shares to the Selling Shareholder as consideration for the Selling Shareholder’s commitment and (ii) 635,000 Pre-Delivery Shares to the Selling Shareholder for $63.50 on June 17, 2025 (the “Closing Date”).

The Securities Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of $3,165,000, before deducting an original issue discount (the “OID”) of $150,000 and a transaction expense amount of $15,000 (the “Initial Pre-Paid Purchase”). The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be five percent (5%) of the amount set forth in the applicable Request (as defined in the Securities Purchase Agreement) and each subsequent Pre-Paid Purchase will accrue interest at the rate of seven percent (7%) per annum. Within a committed two-year period, and subject to certain specified conditions, the Company may request the issuance of additional Pre-Paid Purchases to the Investor, with each purchase amount no less than $250,000, provided that the total outstanding balance of all Pre-Paid Purchases does not exceed $2,000,000.

Pursuant to the Securities Purchase Agreement and a registration rights agreement entered into on the same date, the Company will file a registration statement under the Securities Act to register the resale of a required number of Class A Shares, including the Commitment Shares, Pre-Delivery Shares and Class A Shares issuable pursuant to the Pre-Paid Purchases within forty-five (45) days after the Closing Date.

Following the funding of each Pre-Paid Purchase, the Investor has the right, but not the obligation, to purchase from the Company its Class A Shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding Class A Shares. The purchase price of the Class A Shares will be 85% of the lowest daily VWAP during the ten (10) trading days immediately prior to the purchase notice date, but not less than the floor price (the “Floor Price”). The Floor Price for the Initial Pre-Paid Purchase is $1.00. The Floor Price for the subsequent Pre-Paid Purchase is the greater of 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) as of the applicable Pre-Paid Purchase date and $1.00.

In an event of default as specified in the Pre-Paid Purchase, the Investor may accelerate repayment, requiring the outstanding balance to become immediately due, with interest accruing at a rate of the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law.

The Securities Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. The Pre-Paid Purchases are unsecured, and the Investor has the right, but not the obligation, to purchase additional Class A Shares under the terms set forth in the Securities Purchase Agreement. See more description in our Report on Form 6-K that was furnished to the SEC on June 23, 2025, which is incorporated by reference into this prospectus.

Industry and Market Opportunities

Ecological Environment Protection Equipment Market

According to the Guiding Opinions on Promoting the High-Quality Development of the Environmental Protection Equipment Manufacturing Industry issued by the Chinese government authorities, the total value of China’s environmental protection equipment industry reached RMB920 billion in 2024, with a compound annual growth rate (“CAGR”) of 6%. As global environmental awareness continues to rise, countries around the world are strengthening environmental protection efforts, driving sustained growth in demand for environmental protection equipment. Developing countries, in particular, face serious environmental challenges among rapid industrialization and urbanization, which creates a pressing need for advanced equipment to improve environmental quality, especially in our key target regions such as Southeast Asia and Central Asia along the Belt and Road Initiative.

Mining Equipment Market

According to a report by Mordor Intelligence, the global mining equipment market reached $98 billion in 2024 and is projected to reach $135 billion by 2029, representing a CAGR of approximately 5.12%. Emerging markets in regions such as Southeast Asia, Central Asia, and Africa are experiencing rapid economic development, driving increasing demand for infrastructure and energy supply, which in turn fuels the development of mineral resources. While these countries are rich in mineral reserves, their mining operations remain relatively underdeveloped, creating a strong need for the introduction of advanced mining equipment and technologies to enhance resource extraction efficiency.

Smart Craft Beer Machine Market

According to an industry report by Fortune Business Insights, the global craft beer market was valued at $95.23 billion in 2020 and is projected to grow from $102.59 billion in 2021 to $210.78 billion by 2028, at a CAGR of 10.83% during the forecast period. The Asia-Pacific region holds the largest market share and is expected to grow at a CAGR of 10.50% over the same period.

Meanwhile, analysis by Market Research Future (MRFR) estimates the size of the China craft beer market at $6.13 billion in 2023. It is projected to grow from $6.53 billion in 2024 to $30 billion by 2035, with a forecast CAGR of approximately 14.87% between 2025 and 2035.

Our Strategies

We plan to expand our global footprint and promote sales of our ecological and environmental protection equipment, mining equipment, and smart craft beer brewing equipment across the world. To achieve these goals, we are pursuing the following strategies:

Continue to upgrade existing products and develop new products. We are committed to the ongoing research and development of new products addressing specific customer needs. Our plans include advancing the technology and design of our equipment and introducing new product models, such as the large-scale RT18 machine for solid waste utilization, various types of mining equipment, and smart craft beer machines, among others. We believe scientific and technological innovations will help our Company achieve its long-term strategic objectives.

Increase our revenue and market share by expanding our business network internationally. In order to expand our international market share, we plan to add more distributors in Southeast Asia, the Middle East, and Africa. We plan to change our advertising strategies to reach new customers through new methods, such as digital marketing. We are striving to expand our international market, aiming to increase our exports to countries such as the United Arab Emirates and Saudi Arabia in the Middle East, Algeria in North Africa, and India in Asia. We have participated, and will continue to participate, in targeted international marketing events, such as seminars, workshops, and trade shows, where we can meet potential customers, promote our products and deepen our network to further expand our sales. At the same time, we plan to increase investment in marketing and promotion in the international market, especially in Southeast Asia, the Middle East and Africa, such as by participating in various exhibitions, shows, forum or conferences and developing agent relationships, to effectively leverage our established network of agency cooperation there.

Pursue Strategic Acquisitions. We intend to continue to pursue expansion opportunities in existing and new markets, as well as in core and adjacent categories through strategic acquisitions. Specifically, we are seeking to acquire companies engaged in manufacturing solar energy facilities in an effort to further diversify our business. We believe the demand for such eco-friendly equipment and devices are and will continue to be in greater demand in the established economies. In addition, in light of China’s ongoing economic and social development, along with the anticipated demographic shift toward an aging population, we have identified growth potential in the health and wellness industry. Accordingly, we plan to leverage our existing expertise in ecological restoration and intelligent technologies to explore commercial ventures in the wellness sector.

Our Products

Ecological Environment Protection Equipment

We conduct our ecological environment protection equipment business mainly through our subsidiary, REIT Equipment. Manufacturing is outsourced to a third-party supplier located in Zhangjiakou City, Hebei Province, China, which fabricates our equipment strictly according to our proprietary engineering specifications and quality control standards. We sell our equipment to customers in China, the Middle East, North Africa and Southeast Asia.

We specialize in the design and integration of advanced solid waste treatment systems engineered to reduce waste volume, optimize material recovery, and improve overall environmental sustainability. Our equipment is highly customizable and built to meet specific client requirements across industrial, municipal, and commercial sectors. Key system components and technologies include:

●	Waste incinerators, which enable energy recovery for electricity generation or heating;

●	Waste compactors, designed to compress solid waste for more efficient transport;

●	Shredders, which break down bulky materials to facilitate size reduction and processing;

●	Sorting equipment, which classifies waste based on physical or chemical properties such as density, magnetism, or conductivity to improve recycling outcomes; and

Composting systems, which convert organic waste into fertilizer. These technologies collectively support sustainable waste management practices and are applicable across a wide range of industrial, municipal, and commercial settings.

Intelligent Mining Equipment

We conduct our intelligent mining equipment business mainly through our subsidiary, REIT Equipment. Manufacturing is outsourced to a third-party supplier, with its facility located in in Langfang City, Hebei Province, China. The supplier produces our equipment in strict accordance with our technical specifications and quality standards. Our intelligent mining equipment is currently sold to customers primarily in Uganda in Africa.

Our product line consists of advanced equipment designed to support efficient and automated mineral extraction processes. Our product line includes, but is not limited to, the following:

●	Gold Grinding Mill. Engineered primarily for extracting gold and other precious metals from ores, this equipment performs crushing and grinding to reduce ore size, facilitates mineral dissociation, and enables initial gravity-based enrichment of gold particles, enhancing the efficiency and recovery rate of subsequent extraction processes.

●	Jaw Crusher. Designed for primary and secondary crushing of various ores and large materials, this equipment breaks down rocks via compressive force between a moving and fixed jaw. It offers adjustable discharge settings for precise control over output size, making it suitable for a wide range of downstream applications. As a result of its high crushing ratio and stable output, the jaw crusher is a critical equipment used in mining, metallurgy, and construction industries.

Smart Craft Beer Machines

We conduct our smart craft beer machine business mainly through our subsidiary, ReTo Hengye, and outsource the manufacturing to a supplier, with its facility located in in Tangshan, Hebei province. The supplier manufactures our equipment in accordance with our proprietary technical specifications and quality standards. Our target market for the smart craft beer machines include China (including Hong Kong), Singapore, Malaysia, and other Southeast Asian countries. We believe our machines have several technological advantages over competitors, including:

●	Precise temperature control and inert gas preservation technology;

●	Automated operation and intelligent adjustment;

●	Data-driven operation and remote management;

●	Automatic cleaning cycle;

●	Reduction of operating costs; and

●	Energy-saving operation.

We commenced sales of smart craft beer machines during the first quarter of 2025. Following the MeinMalzeBier Acquisition, we also began the sales of craft beer in addition to the sales of craft beer machines, utilizing the sales network and distribution channels of MeinMalzeBier.

History and Development of the Company

Corporate History

ReTo is a BVI business company with limited liability, established under the laws of the BVI on August 7, 2015 as a holding company to develop business opportunities in China.

In November 2017, ReTo completed its initial public offering (“IPO”) of 3,220 common shares at a public offering price of $5,000 per share. In connection with the IPO, the Company’s common shares began trading on the Nasdaq Capital Market beginning on November 29, 2017 under the symbol “RETO.”

In January 2016, REIT Holdings was incorporated as a Hong Kong limited liability company wholly owned by ReTo. Prior to the December 2024 Divestiture, REIT Holdings had been a holding company of multiple direct or indirect subsidiaries of ReTo in China, including but not limited to Beijing REIT, REIT Ordos, and REIT Technology.

In April 2023, ReTo entered into an instrument of transfer with the original shareholder of Sunoro Holdings for the acquisition of 100% of the equity interests in Sunoro Holdings, for a total consideration of HKD 1, after which ReTo became the 100% owner of Sunoro Holdings’ equity interest. Sunoro Holdings is a holding company with no operation.

In November, 2022, Honghe ReTo was incorporated as a limited liability company in mainland China and a wholly-owned subsidiary of REIT Ordos at that time. In August 2023, ReTo Hengda was incorporated as a PRC limited liability company wholly owned by Sunoro Holdings. ReTo Hengda is a holding company with no operation. In August 2023, REIT Ordos transferred all of its equity interest of Honghe ReTo to ReTo Hengda for no consideration, after which ReTo Hengda became a 100% owner of Honghe ReTo’s equity interest.

In August 2023, REIT Ordos transferred all of its 100% equity interest of REIT Equipment to ReTo Hengda for no consideration, after which ReTo Hengda became a 100% owner of REIT Equipment’s equity interest. REIT Equipment is mainly engaged in the business of development and manufacturing of ecological environment protection equipment and mining equipment.

In January 2024, New REIT International Co., Limited was incorporated as a Hong Kong limited liability company wholly owned by ReTo. New REIT International Co., Limited is a holding company with no operation.

In June 2024, ReTo Hengye was incorporated as a PRC limited liability company wholly owned by ReTo Hengda. ReTo Hengye is mainly engaged in the business of manufacture and sales of smart craft beer machines.

In December 2024, ReTo sold all of its shares in REIT Holdings to a certain buyer for a purchase price of US$80,000, after which ReTo ceased to hold any interest in REIT Holdings and its subsidiaries.

In April 2025, ReTo acquired a 51% equity interest in MeinMalzeBier from certain third-party individuals for a total consideration of $3,978,000 in cash and 4,680,000 Class A Shares.

Corporate Structure

The chart below summarizes our corporate structure as of the date of this prospectus:

(1)	The remaining 49% is in the aggregate held by two third-party individuals.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Listing Rules, because REIT International will be able to exercise 98.1% of the aggregate voting power of our total issued and outstanding Shares. For so long as we are a “controlled company”, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our Class A Shares to look less attractive to certain investors or otherwise harm the trading price of Class A Shares. Please see “Risk Factors — Risks Related to Our Capital Structure — We are a “controlled company” within the meaning of the Listing Rules of Nasdaq and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Corporate Information

Our principal executive offices in China are located at c/o Beijing REIT Technology Development Co., Ltd., X-702, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101. Our telephone number at this address is (+86) 10-64827328. Our registered agent in the BVI is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our principal website is www.retoeco.com. The information contained on this website is not a part of this prospectus.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors ReTo and our subsidiaries may face, see “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

Risks Related to Doing Business in China

We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	We cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and complete such filing;

●	Changes in China’s economic, political or social conditions or government policies or in relations between China and the United States;

●	The impact on our operations and value of our Class A Shares by PRC government’s significant oversight, control, intervention and/or influence over our business operation;

●	The complex and evolving laws and regulations regarding privacy and data protection, including China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, that our business is subject to;

●	Uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations;

●	The risks of delisting or the threat of being delisted under the HFCAA if the PCAOB is unable to inspect our auditor;

●	The approval of the CSRC, CAC or other Chinese regulatory agencies which may be required in connection with our offshore offerings under Chinese law and, if required, our inability to obtain such approval or complete such filing;

●	The potential treatment as a resident enterprise for PRC tax purposes under the EIT Law and the risk of being subject to PRC income tax on our global income;

●	Foreign exchange controls in China, which could limit our use of funds that would be raised in future offerings, which could have a material adverse effect on our business;

●	The complex procedures under the PRC laws and regulation in connection with certain acquisitions of China-based companies by foreign investors;

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion, which may restrict or prevent ReTo from making additional capital contributions or loans to its PRC subsidiaries;

●	Any limitation on the ability of our PRC subsidiaries to make payments to us;

●	Fluctuations in exchange rates;

●	The adverse impact on our business by the tensions in international trade and rising political tensions;

●	The potential supply chain disruptions; and

●	Any severe or prolonged downturn in the global or Chinese economy.

Risks Related to Our Business and Industry

We are subject to risks and uncertainties related to our business and industry, including, but not limited to, the following:

●	The potential slowdown of the industries in which our customers operate;

●	Any decline in the availability or increase in the cost of raw materials;

●	Any disruption in the supply chain of raw materials and our products;

●	Wage increases in China;

●	Our reliance on a limited number of vendors and the potential loss of any significant vendor;

●	Certain risks in collecting our accounts receivable;

●	Failure to protect our intellectual property rights;

●	The substantial doubt about our ability to continue as a going concern in the report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2024, 2023, and 2022;

●	Failure to maintain a reserve for warranty or defective products and installation claims;

●	Product defects and unanticipated use or inadequate disclosure with respect to our products;

●	Various hazards that may cause personal injury or property damage and increase our operating costs, which may exceed the coverage of our insurance;

●	Any material costs and losses as a result of claims based on failure of our products to meet regulatory requirements or contractual specifications;

●	Substantial liabilities to comply with environmental laws and regulations;

●	Inability to implement and maintain effective internal control over financial reporting;

●	Our continued investing in technology, resources, and new business capabilities;

●	Any failure to offer or maintain high quality products and support;

●	The competitiveness of the markets in which we participate;

●	Our reliance on a limited number of customers;

●	Lack of business insurance;

●	Defects or errors in our products;

●	Our reliance on the reliability, security, and performance of the software and technologies for our products; and

●	The impact on investor confidence and our reputation that as well as additional risks and uncertainties that may result from the restatement of our unaudited condensed consolidated financial statements for the six months ended June 30, 2023.

Risks Related to Our Class A Shares

We face risks and uncertainties related to our Class A Shares, including, but not limited to, the following:

●	Failure to meet the continued listing requirements of Nasdaq;

●	The volatility of trading prices of our Class A Shares;

●	Any negative reports by securities or industry analysts publish about our business; and

●	Substantial future sales or perceived sales of our Class A Shares in the public market.

THE OFFERING

Issuer	ReTo Eco-Solutions, Inc.

Securities being registered for resale by the Selling Shareholder	10,663,612 Class A Shares issued by us to the Selling Shareholder.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholder may determine. See “Plan of Distribution.”

Use of proceeds

The Selling Shareholder will receive all of the net proceeds from the sale of any Class A Shares offered by it under this prospectus.

We will pay all costs, fees and expenses incurred in connection with the registration of the Class A Shares covered by this prospectus. See “Use of Proceeds.”

Market for our Class A Shares	Our Class A Shares are listed on Nasdaq Capital Market under the trading symbols “ReTo.”

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

Investing in our Class A Shares is highly speculative and involves a significant degree of risk. In addition to the risks set forth below, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report, which is incorporated by reference herein. Such risks are not exhaustive, before making an investment in our Company. The risks discussed therein could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described elsewhere in this prospectus.

Risks Related to Doing Business in China

We cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and complete such filing.

The Company is required to file with CSRC for the MeinMalzeBier Acquisition and for the Offering. The filings have been submitted to the CSRC and are under review. We cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC. Our failure to timely submit and complete the filing with CSRC may result in legal liabilities borne by the Company, including warning and rectification of non-compliance, a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), which could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A Shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Class A Shares offered by this prospectus. The Selling Shareholder will receive all of the proceeds.

We will pay all costs, fees and expenses incurred in connection with the registration of the Class A Shares covered by this prospectus.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our Class A Shares may be sold by the Selling Shareholder under this prospectus. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

DIVIDEND POLICY

For a description of our dividend policy, please read “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information—Dividend Policy” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our dividend policy since the filing of our 2024 Annual Report.

MARKET INFORMATION

Our Class A Shares are listed on the Nasdaq under the symbol “RETO.” On September 11, 2025, the closing sale price of the Class A Shares was $1.56. As of September 11, 2025, to our knowledge, we had 234 holders of record of our Class A Shares. The number of holders of record is based exclusively upon the information provided by our transfer agent and does not address whether a share or shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a share or shares in the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information combines the individual historical unaudited results of ReTo and MeinMalzeBier adjusted to give effect to the MeinMalzeBier Acquisition on April 25, 2025. The unaudited pro forma combined statements of income for the year ended December 31, 2024 gives effect to the MeinMalzeBier Acquisition as if it had occurred on January 1, 2024 and the unaudited pro forma combined balance sheet as of December 31, 2024 gives effect to the MeinMalzeBier Acquisition as if it had occurred on that day.

The transaction accounting adjustments for the acquisition consist of necessary adjustments to account for the MeinMalzeBier Acquisition. The aggregate preliminary consideration paid by the Company in connection with the MeinMalzeBier Acquisition was $3,978,000 in cash and 4,680,000 shares of Class A shares of the Company (the “Company Shares,” and together with the cash portion, the “Merger Consideration”), which on April 25, 2025 were valued at $15,912,000. The assumptions and estimates for the preliminary adjustments to the unaudited pro forma combined financial information, are described in the accompanying notes, which should be read together with the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the operating results for the future periods. The unaudited pro forma combined financial information does not purport to represent what our consolidated results of operation or consolidated financial condition would have been had the MeinMalzeBier Acquisition actually occurred on the dates indicated and does not intend to project the future consolidated results of operation or consolidated financial condition.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2024

			Transaction
	Historical		Accounting		Pro Forma
	ReTo	MeinMalzeBier	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$671,355	$9,994	$(22,500)	4a	$658,849
Accounts receivable, net	145,853	74,959	-		220,812
Advances to suppliers, net	522,190		-		522,190
Prepayments and other current assets	5,202	54,511	-		59,713
Inventories	-	71,518	-		71,518
Due from related parties	24,048	-	-		24,048
Total Current Assets	1,368,648	210,982	(22,500)		1,557,130

Non-current Assets:
Property, plant and equipment, net	21,497	219,447	-		240,944
Intangible assets, net	7,654,767	-	1,152,833	4d	8,807,600
Prepayment for construction of properties	6,663,795	-	-		6,663,795
Right-of-use assets	28,085	69,416	-		97,501
Deposits for business acquisitions	18,520,126	-	(3,978,000)	4d	14,542,126
Other non-current assets	-	8,821	-		8,821
Goodwill	-	-	9,145,818	4d	9,145,818
Total Non-current Assets	32,888,270	297,684	6,320,651		39,506,605

Total Assets	$34,256,918	$508,666	$6,298,151		$41,063,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Advances from customers	$1,213,465	$-	$-		$1,213,465
Accounts payable	37,866	98,131	-		135,997
Accrued expenses and other liabilities	2,338,075	28,317	192,112	4a	2,558,504
Other payables - related party	-	367,017	-		367,017
Loans from third parties	109,600	-	-		109,600
Taxes payable	249,628	-	-		249,628
Stock payable	-	-	2,967,055	4a	2,967,055
Deferred tax liability	-	-	292,500	4d	292,500
Lease liability - current	-	69,340	-		69,340
Earnout liability - current	-	-	160,387	4d	160,387
Total Current Liabilities	3,948,634	562,805	3,612,054		8,123,493

Long-term accounts payable	383,598	-	-		383,598
Lease liability - noncurrent	-	8,162	-		8,162
Earnout liability - noncurrent	-	-	964,750	4d	964,750
Total Liabilities	$4,332,232	$570,967	$4,576,804		$9,480,003

Commitments and Contingencies

Shareholders’ Equity:
Class A shares, $-0- par value, unlimited shares authorized, 6,611,264 shares (including 4,680,000 shares in Escrow Account) issued and outstanding*	-	-	-	4c	-
Class B shares, $0.01 par value, 2,000,000 shares authorized, 1,000,000 shares and nil shares issued and outstanding*	10,000	-	-		10,000
Ordinary shares, $1 par value, 50,000 shares authorized, -0- shares issued and outstanding	-	10	(10)	4b	-
Additional paid-in capital	100,740,868	282,432	(344,733)	4b	100,678,567
			-	4c
Statutory reserve	1,072,895	-	-		1,072,895
Accumulated deficit	(71,813,934)	(355,639)	(3,181,667)	4a	(74,995,601)
			355,639	4b
Accumulated other comprehensive loss	(85,143)	10,896	(10,896)	4b	(85,143)
Non-controlling interest	-	-	4,903,014	4d	4,903,014
Total Shareholders’ Equity	29,924,686	(62,301)	1,721,347		31,583,732

Total Liabilities and Shareholders’ Equity	$34,256,918	$508,666	$6,298,151		$41,063,735

*	All share and per-share amounts have been retroactively adjusted to reflect:

(i)	a 10-for-1 forward stock split effected on March 7, 2025, and

(ii)	the change in par value of Class A shares from $1.00 each to no par value, effective May 12, 2025.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2024

			Transaction
	Historical		Accounting		Pro Forma
	ReTo	MeinMalzeBier	Adjustments	Notes	Combined

Revenues	$1,599,376	$111,460	$-		$1,710,836
Revenues – related parties	229,600	-	-		229,600
Total Revenues	1,828,976	111,460	-		1,940,436

Cost of revenues	871,329	41,395	-		912,724
Cost of revenues – related parties	132,443	-	-		132,443
Total cost of revenues	1,003,772	41,395	-		1,045,167
Gross Profit	825,204	70,065	-		895,269

Operating Expenses:
Selling expenses	330,828	205,117	-		535,945
General and administrative expenses	3,927,450	208,888	3,181,667	5a	7,318,005
(Recovery of) provision for credit losses	199,812	-	-		199,812
Research and development expenses	498,168	-	-		498,168
Total Operating Expenses	4,956,258	414,005	3,181,667		8,551,930

Loss from Operations	(4,131,054)	(343,940)	(3,181,667)		(7,656,661)

Other Income (Expenses):
Interest expenses	(3,183)	(202)	-		(3,385)
Interest income	1,168	-	-		1,168
Other income (expenses), net	(602,228)	-	-		(602,228)
Loss from disposal of subsidiaries	(3,577,279)	-	-		(3,577,279)
Change in fair value of convertible debt	-	-	-		-
Total Other Expenses, net	(4,181,522)	(202)	-		(4,181,724)

Loss Before Income Taxes	(8,312,576)	(344,142)	(3,181,667)		(11,838,385)
Income Taxes Benefit	-	-	-
Net loss from continuing operations	(8,312,576)	(344,142)	(3,181,667)		(11,838,385)
Net loss from discontinued operations, net of taxes	(74,347)	-	-		(74,347)
Net Loss	(8,386,923)	(344,142)	(3,181,667)		(11,912,732)
Less: Net loss attributable to non-controlling interest	(34,271)	(168,630)	-		(202,901)
Net loss attributable to ReTo Eco-Solutions, Inc.	$(8,352,652)	$(175,512)	$(3,181,667)		$(11,709,831)

Comprehensive Loss:
Net Loss	$(8,386,923)	$(344,142)	$(3,181,667)		$(11,912,732)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,145,186	11,560	-		1,156,746
Comprehensive Loss	(7,241,737)	(332,582)	(3,181,667)		(10,755,986)
Less: Comprehensive loss attributable to non-controlling interest	(44,759)	(162,966)	-		(207,725)
Comprehensive loss attributable to ReTo Eco-Solutions, Inc.	$(7,196,978)	$(169,616)	$(3,181,667)		$(10,548,261)

Net loss attributable to ReTo Eco-Solutions, Inc.
Continuing operations	(8,312,576)	(175,512)	(3,181,667)		(11,669,755)
Discontinued operations	(40,076)	-	-		(40,076)
Total	$(8,352,652)	$(175,512)	$(3,181,667)		$(11,709,831)

Basic and Diluted Loss Per Share Attributable to ReTo Eco-Solutions, Inc.
Continuing operations	(10.10)				(14.23)
Discontinued operations	(0.10)				(0.05)
Total	$(10.20)				$(14.28)

Weighted average number of shares*
Basic and diluted	820,151				820,151

*	All share and per-share amounts have been retroactively adjusted to reflect:

(i)	a 10-for-1 forward stock split effected on March 7, 2025, and

(ii)	the change in par value of Class A shares from $1.00 each to no par value, effective May 12, 2025.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Transaction

On April 25, 2025, ReTo entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among (i) Buyer, (ii) MeinMalzeBier Holdings Limited, a British Virgin Islands business company (“MeinMalzeBier” or the “Company”), (iii) Lap Cheong Chan (“Mr. Chan” and, in the capacity as the representative of Sellers in accordance with the terms and conditions of the Share Exchange Agreement, the “Sellers’ Representative”) and (iv) Terence Kwong Lung Wong (“Mr. Wong” together with Mr. Chan, “Sellers”).

Pursuant to the Share Exchange Agreement, subject to the terms and conditions set forth therein,  Sellers agreed to sell to ReTo, and ReTo agreed to buy, an aggregate of 5,100 ordinary shares, par value $1.00 per share (the “Company Shares”), of MeinMalzeBier, representing fifty-one percent (51%) of the issued and outstanding equity interests of MeinMalzeBier (the “Purchased Shares”) in exchange for cash and newly issued Class A shares, par value $1.00 per share (“Buyer Class A Shares”) of ReTo, as further described below (the “Share Exchange” together with the other transactions contemplated by the Share Exchange Agreement, the “Transactions”).

In full payment for the Purchased Shares, ReTo (i) paid to MeinMalzeBier an amount in cash equal to $3,978,000 (the “Cash Consideration”) and (ii) issued 4,680,000 Class A Shares (the “Exchanged Shares” and together with the Cash Consideration, the “Consideration”). The Share Exchange closed (the “Closing”) on April 25, 2025.

At the Closing, all of the Share Consideration (the “Escrow Earnout Shares”) otherwise issuable to Sellers (allocated pro rata among Sellers based on the Consideration otherwise issuable to them at the Closing) was deposited into a segregated escrow account with VStock Transfer, LLC, as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Earnout Shares (the “Escrow Property”) in accordance with an escrow agreement entered into in connection with the Transactions. The Escrow Property will be held in the escrow account and shall vest or be subject to forfeiture during the thirty-six (36) month period following the Closing, as described below. The Escrow Property shall also serve as the sole and exclusive source of payment for any post-Closing indemnification claims (other than claims arising from fraud, criminal activity or willful misconduct in connection with the Transactions). Sellers will not have the right to vote the Escrow Earnout Shares while they are held in escrow nor shall Sellers have the right to create any liens or other restrictions with respect to such Escrow Earnout Shares will such Escrow Earnout Shares are in escrow.

Earnout

Sellers will have a contingent right to receive the Escrow Earnout Shares after the Closing based on the Contributed Profits of MeinMalzeBier’s two operating companies (the “Operating Companies”) during the three (3) year period following the Closing (the “Earnout Period”). “Contributed Profits” means with respect to an Operating Company for any fiscal year, the amount of net income, if any, of such Operating Company determined in accordance with GAAP but excluding taxes and any amounts payable pursuant to the Management Services Agreement; provided, however, if after the Closing and during the Earnout Period, the Company or its subsidiaries acquire another business or material assets, then the Contributed Profits shall be computed without taking into consideration (i) the revenues of or generated by such acquired business or material assets or (ii) any impact such acquired business or material assets would have on the net income of an Operating Company. Contributed Profits also excludes (x) any extraordinary gains (such as from the sale of real property, investments, securities or fixed assets) or any other extraordinary income and (y) any revenues that are non-recurring and earned outside of the ordinary course.

Sellers shall be entitled to receive the Escrow Earnout Shares as follows:

●	If the Contributed Profits of the Operating Companies for the fiscal year ended December 31, 2025 (the “2025 Contributed Profits”) is greater than $1,600,000 (the “2025 Contributed Profits Target”) then each Seller shall be entitled to receive its pro rata share of thirty percent (30%) of the Escrow Earnout Shares (the “2025 Escrow Earnout Shares”); provided, however, the number of 2025 Escrow Earnout Shares that vest and become payable to each Seller shall be reduced by the number of shares forfeited by Sellers as payment due in respect of its indemnification obligations.

●	In the event that the Contributed Profits of the Operating Companies do not exceed the 2025 Contributed Profits Target then (A) a number of 2025 Escrow Earnout Shares equal to the product of (I) the number of 2025 Escrow Earnout Shares and (II) the quotient obtained by dividing 2025 Contributed Profits by the 2025 Contributed Profits Target, shall immediately vest and become payable to each Seller in accordance with their respective pro rata share and (B) either, at Sellers’ Representative’s sole option: (I) Sellers shall forfeit and shall no longer be eligible to receive the remaining 2025 Escrow Earnout Shares (but shall still be eligible to receive 2026 Escrow Earnout Shares and 2027 Escrow Earnout Shares) or (II) Sellers shall be entitled to purchase all, but not less than all, of the remaining 2025 Escrow Earnout Shares for cash in an aggregate amount equal to the 2025 Contributed Profits Target less the 2025 Contributed Profits.

●	If the Contributed Profits of the Operating Companies for the fiscal year ended December 31, 2026 (the “2026 Contributed Profits”) is greater than $2,800,000 (the “2026 Contributed Profits Target”) then each Seller shall be entitled to receive its pro rata share of thirty percent (30%) of the Escrow Earnout Shares (the “2026 Escrow Earnout Shares”); provided, however, the number of 2026 Escrow Earnout Shares that vest and become payable to each Seller shall be reduced by the number of shares forfeited by Sellers as payment due in respect of its indemnification obligations.

●	In the event that the Contributed Profits of the Operating Companies do not meet the 2026 Contributed Profits Target then (A) a number of 2026 Escrow Earnout Shares equal to the product of (I) the number of 2026 Escrow Earnout Shares and (II) the quotient obtained by dividing 2026 Contributed Profits by the 2026 Contributed Profits Target, shall immediately become vested and payable to each Seller in accordance with their respective pro rata share and (B) either, at Sellers’ Representative’s sole option: (I) Sellers shall forfeit and shall no longer be eligible to receive the remaining 2026 Escrow Earnout Shares (but shall still be eligible to receive 2027 Escrow Earnout Shares) or (II) Sellers shall be entitled to purchase all, but not less than all, of the remaining 2026 Escrow Earnout Shares for cash in an aggregate amount equal to the 2026 Contributed Profits Target less the 2026 Contributed Profits.

●	If the Contributed Profits of the Operating Companies for the fiscal year ended December 31, 2027 is greater than $3,400,000 (the “2027 Contributed Profits Target”) then each Seller shall be entitled to receive its pro rata share of forty percent (40%) of the Escrow Earnout Shares (the “2027 Escrow Earnout Shares”); provided, however, the number of 2027 Escrow Earnout Shares that vest and become payable to each Seller shall be reduced by the number of shares forfeited by Sellers as payment due in respect of its indemnification obligations.

●	In the event that the Contributed Profits of the Operating Companies do not meet the 2027 Contributed Profits Target then (A) a number of 2027 Escrow Earnout Shares equal to the product of (I) the number of 2027 Escrow Earnout Shares and (II) the quotient obtained by dividing 2027 Contributed Profits by the 2027 Contributed Profits Target, shall immediately become vested and payable to each Seller in accordance with their respective pro rata share and (B) either, at Sellers’ Representative’s sole option: (I) Sellers shall forfeit and shall no longer be eligible to receive the remaining 2027 Escrow Earnout Shares or (II) Sellers shall be entitled to purchase all but not less than all of the remaining 2027 Escrow Earnout Shares for cash in an aggregate amount equal to the 2027 Contributed Profits Target less the 2027 Contributed Profits.

If the Contributed Profits of the Operating Companies exceed the targets in each year during the Earnout Period, then ReTo shall issue to the Sellers an aggregate number of Buyer Class A Shares equal to the product of (a) the quotient obtained by dividing the Total Excess Profits by 3 and (b) the quotient obtained by dividing (i) 10 by (ii) the Price Per Newly Issued Earnout Share. “Total Excess Profits” means the sum of the Contributed Profits during the Earnout Period less the sum of the Contributed Profits targets. “Price Per Newly Issued Earnout Share” means the closing price of Buyer Class A Shares quoted on Nasdaq on the first trading day after the end of each applicable earnout year subject to a collar as described in the Share Exchange Agreement.

If there is a final determination that Sellers are entitled to receive Escrow Earnout Shares, then such Escrow Earnout Shares will be allocated pro rata among Sellers. The number of Escrow Earnout Shares shall be appropriately adjusted to reflect any reclassification, recapitalization, share split (including a share consolidation), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares with respect to the Buyer Class A Shares subsequent to the Closing Date.

Note 2. Basis of Presentation

The unaudited pro forma combined balance sheet as of December 31, 2024 and the unaudited pro forma combined statement of incomes for the year ended December 31, 2024 are based on the historical financial statements of ReTo and the combined financial statements of MeinMalzeBier. The unaudited pro forma combined balance sheet was prepared using the ReTo condensed consolidated balance sheet, the MeinMalzeBier combined balance sheet and gives effect to the transaction as if it had occurred on December 31, 2024. The unaudited pro forma combined statements of income were prepared using the ReTo condensed consolidated statements of income, the MeinMalzeBier combined statement of income and gives effect to the transaction as if it had occurred on January 1, 2024.

The unaudited pro forma combined financial statements were accounted for using the acquisition method in accordance with business combination accounting guidance as provided by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the Company allocates the purchase price of a business acquisition based on the fair value of the identifiable tangible and intangible assets. Goodwill is recognized to the extent that the purchase consideration exceeds the assets acquired and liabilities assumed. The Company uses its best estimate to determine the fair value of the assets acquired and liabilities assumed. During the measurement period, which can be up to one year after the acquisition date, the Company can make adjustments to the fair value of the assets acquired and liabilities assumed, with the offset being an adjustment to goodwill.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the operating results for the future periods. The unaudited pro forma combined financial statements were based on Transaction Accounting Adjustments and do not reflect any operating efficiencies, synergies or cost savings that the Company may achieve, or any additional operating expenses that may be incurred with respect to the combined company.

The unaudited pro forma combined financial statements should be read in conjunction with ReTo’s audited financial statements included in its Annual Report on Form 20-F for the annual period ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on May 9, 2025 (“ReTo 20-F”).

Note 3. Estimated Merger Consideration and Preliminary Purchase Price Allocation

The transaction was accounted for as a business combination in accordance with ASC 805, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities in the unaudited pro forma combined financial statements are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets and intangible assets are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date.

The following table summarizes the preliminary allocation of the consideration paid for MeinMalzeBier to the preliminary estimated fair value of the assets acquired and liabilities assumed at the acquisition date, with the excess recorded to goodwill.

Cash consideration	$3,978,000
Shares consideration (a)	1,125,137
Total consideration	$5,103,137
51%
100% of equity value	$10,006,151

Assets acquired:
Cash and cash equivalents	$3,196
Accounts receivable	80,719
Prepaid assets and other receivable	63,382
Inventories	90,377
Fixed assets, net	215,197
Right-of-use assets	107,718
Other non-current assets	2,731
Intangible assets-customer relationship (b)	1,152,833
Goodwill (c)	9,341,265
Total assets acquired	11,057,417

Liabilities assumed:
Accounts payable	105,559
Other payables	493,957
Other payables - related party	50,370
Lease liability	108,881
Deferred tax liabilities	292,500
Total liabilities assumed	1,051,267
Estimated fair value of net assets acquired	$10,006,151

(a)	Total of 4,680,000 shares were held in the Escrow Account, however 298,984 shares were expected to be vested based on the Monte Carlo Simulation Valuation Model. The significant assumptions which the Company used in the model are listed below. The fair value of the shares consideration is calculated using the number of vested shares * the stock price on the Closing Date.

Stock price	$3.88
Time-Step for simulation	0.34-1.00
Calculation period	0.68-2.68
Risk-free interest rate	1.46%
Volatility	18%

(b)	Intangible assets acquired includes customer relationship with an estimated fair value of $1,152,833.

(c)	The above purchase price allocation does not give effect to certain pro forma adjustments that were included in the unaudited pro forma condensed combined financial statements that would ultimately impact the purchase price allocation. For any proforma adjustments that were not captured within the closing balance sheet at the time the purchase price allocation was performed, an adjustment was made to goodwill.

The preliminary purchase price allocation above, which is as of the acquisition date of April 25, 2025, has been used to prepare the transaction accounting adjustments in the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income.

Note 4. Notes to Unaudited Pro Forma Combined Balance Sheet

The following is a description of the preliminary transaction accounting adjustments reflected in the unaudited pro forma combined balance sheet.

a.	Represents estimated non-recurring transaction costs of approximately $3,182,000 that were incurred by ReTo subsequent to December 31, 2024.

b.	Represents the elimination of the historical accumulated deficit of MeinMalzeBier.

c.	Represents the issuance of 4,680,000 Class A ordinary shares in Escrow Account.

d.	Represents the payment of cash and earnout shares consideration. Additionally, the Goodwill adjustment reflects the purchase price paid in excess of the preliminary estimated fair value of assets acquired and liabilities assumed. See Note 3 for further details on the purchase price allocation and goodwill.

Note 5. Notes to Unaudited Pro Forma Combined Statement of Income

The following is a description of preliminary transaction accounting adjustments reflected in the unaudited pro forma combined statement of income.

a.	Represents estimated non-recurring transaction costs of approximately $3,182,000 that were incurred by ReTo subsequent to December 31, 2024.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus. Please see “Prospectus Summary — Recent Developments.”

REGULATIONS

For a description of regulations applicable to us, please read “Item 4. Information on the Company — B. Business Overview — Regulation” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to the regulations since the filing of our 2024 Annual Report.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For a description of our management discussion and analysis of financial condition and results of operation, please read “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2024 Annual Report, which is incorporated by reference into this prospectus. On April 25, 2025, ReTo completed the MeinMalzeBier Acquisition of a 51% equity interest in MeinMalzeBier. In connection with the MeinMalzeBier Acquisition, we furnished Reports on Form 6-K/As on July 11, 2025 and July 31, 2025, which are incorporated by reference into this prospectus, to present (a) the audited financial statements of MeinMalzeBier and (b) the unaudited pro forma financial information.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2024 Annual Report, which is incorporated by reference into this prospectus, and the information contained in our Report on Form 6-K, which was filed with the SEC on May 30, 2025. There have been no material changes or developments to the regulations since the filing of our Report on Form 6-K, which was filed with the SEC on May 30, 2025.

DESCRIPTION OF SECURITIES

Information relating to our Shares and certain provisions of ReTo’s M&A is incorporated by reference from our 2024 Annual Report under the caption “Item 10. Additional Information – 10.B. Memorandum and articles of association.” Such information does not purport to be complete and is qualified in its entirety by the provisions of ReTo’s M&A and applicable provisions of the laws of BVI. You should read ReTo’s M&A which was filed as Exhibit 3.1 to our Form 6-K furnished to the SEC on May 13, 2025 for the provisions that are important to you.

The Company is authorized to issue an unlimited number of Shares designated as follows: (a) an unlimited number of Class A Shares and (b) up to a maximum of 2,000,000 Class B Shares. As of September 11, 2025, there were 7,327,491 Class A Shares and 1,000,000 Class B Shares outstanding, all of which were fully paid. For a description of the Shares, including the rights and obligations thereto, please refer to our 2024 Annual Report, which are incorporated by reference herein.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our M&A, which have been filed with and are publicly available from the SEC.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholder, from time to time, of up to an aggregate of 10,663,612 Class A Shares of ReTo, consisting of (i) 28,612 Commitment Shares pursuant to the Securities Purchase Agreement, (ii) 635,000 Pre-Delivery Shares and (iii) 10,000,000 Class A Shares potentially issuable to the Selling Shareholder in satisfaction of pre-paid purchase balances outstanding from time to time under the Securities Purchase Agreement, subject to a beneficial ownership limitation equal to 9.99% of the Class A Shares outstanding from time to time. The Offering was not registered under the Securities Act in reliance on an exemption from registration under Regulation D, promulgated thereunder, and ReTo did not engage in any general solicitation in connection with such Offering.

The Class A Shares beneficially owned by the Selling Shareholder are being registered to permit public resale of these securities, and the Selling Shareholder may offer these shares for resale from time to time as described in the “Plan of Distribution.”

The following table sets forth the names of the Selling Shareholder, the number of Class A Shares owned beneficially by the Selling Shareholder as of the date of this prospectus, and the number of shares that may be offered for resale by the Selling Shareholder from time to time. These shares may also be sold by donees, pledgees, and other transferees or successors in the interest of the Selling Shareholder.

The Selling Shareholder may decide to sell all, some, or none of the Class A Shares listed below. We currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the securities covered by this prospectus. We cannot provide you with any estimate of the number of Class A Shares that the Selling Shareholder will hold in the future.

For the purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of Class A Shares outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentages of ownership are based on an aggregate of 7,327,491 Class A Shares.

	Class A Shares Prior to the Resale(1)			Class A	Class A Shares Beneficially Owned After Resale(2) Beneficially Owned After Resale
Selling Shareholder	Number	Percentage of Class A Share	Percentage of Shares	Shares Offered for Resale	Number	Percentage of Class A Shares	Percentage of Shares
Streeterville Capital, LLC(3)	663,612	9.06%	8.0%	10,663,612	-	-	-

(1)	Because the Selling Shareholder may offer all or some of the Class A Shares that it holds in the Offering contemplated by this prospectus, (b) the Offering of Class A Shares is not being underwritten on a firm commitment basis, and (c) the Selling Shareholder could purchase additional Class A Shares from time to time, no estimate can be given as to the number of shares or percent of our Class A Shares that will be held by the Selling Shareholder upon termination of the Offering.

(2)	Assumes the sale of all of the Class A Shares (being offered pursuant to this prospectus) to third parties, if any.

(3)	Streeterville Capital, LLC is the record holder of 663,612 Class A Shares and can purchase and resell up to 10,000,000 Class A Shares pursuant to the Securities Purchase Agreement. The number of Class A Shares that may actually be acquired by the Selling Shareholder pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that ReTo shall not effect the issuance of shares that would cause the Selling Shareholder to beneficially own a number of Class A Shares exceeding 9.99% of the number of Class A Shares outstanding on such date, as set forth in the Securities Purchase Agreement. John M. Fife has voting and dispositive power over securities held by Streeterville Capital, LLC through Streeterville Management LLC. The business address of Streeterville Capital, LLC, Streeterville Management LLC and John M. Fife is 297 Auto Mall Drive #4, St. George, Utah 84770.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our Shares as of the date of this prospectus, for:

●	each of our directors and named executive officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all Class A Shares that they beneficially own, subject to applicable community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ReTo Eco-Solutions, Inc., Building X-702, 60 Anli Road, Beijing, People’s Republic of China 100101.

	Beneficial Ownership
Name of Beneficial Owner	Class A Shares	Class B Shares	% of beneficial ownership of Class A Shares**	% of beneficial ownership of Class B Shares**	% of aggregate voting power***
Directors and Executive Officers:
Xinyang Li	-	-	-	-	-
Guangfeng Dai(1)	781	200,000	*	2.4%	19.9%
Zhizhong Hu(2)	781	200,000	*	2.4%	19.9%
Degang Hou(3)	781	200,000	*	2.4%	19.9%
Yue Hu	-	-	-	-	-
Tonglong Liu	-	-	-	-	-
Baoqing Sun	-	-	-	-	-
Lidong Liu	-	-	-	-	-
Austin Huang	40	-	*	-	*
All directors and executive officers as a group (nine persons)	2,383	600,000	*	7.2%	59.6%
Other 5% or greater beneficial owner(s)
REIT International Development (Group) Co., Limited (1)(2)(3)	3,904	1,000,000	*	12.0%	99.3%
Streeterville Capital, LLC (4)	663,612	-	9.1%	-	*

*	Less than 1%.

**	For each person and group included in this column, percentage of beneficial ownership is calculated by dividing the number of Class A or Class B Shares, as applicable, beneficially owned by such person or group by the sum of 8,327,491, being the number of Shares, including 7,327,491 Class A Shares and 1,000,000 Class B Shares, issued and outstanding as of September 11, 2025.

***	For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Shares as a single class. Each holder of Class A Shares is entitled to one vote per share and each holder of our Class B Shares is entitled to 1,000 votes per share on all matters submitted to them for a vote. Our Class A Shares and Class B Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

(1)	Represents (i) approximately 781 Class A Shares held through REIT International (Group) Co, a Hong Kong limited liability company (“REIT International”). Mr. Dai holds a 20% ownership of REIT International and has the voting and investment power with respect to 20% of the 3,904 Class A Shares held by REIT International and (ii) 200,000 Class B Shares held through REIT International. Mr. Dai holds a 20% ownership of REIT International and has the voting and investment power with respect to 20% of the 1,000,000 Class B Shares held by REIT International.

(2)	Represents (i) approximately 781 Class A Shares held through REIT International. Mr. Hu holds a 20% ownership of REIT International and has the voting and investment power with respect to 20% of the 3,904 Class A Shares held by REIT International and (ii) 200,000 Class B Shares held through REIT International. Mr. Hu holds a 20% ownership of REIT International and has the voting and investment power with respect to 20% of the 1,000,000 Class B Shares held by REIT International.

(3)	Represents (i) approximately 781 Class A Shares held through REIT International. Mr. Hou holds a 20% ownership of REIT International and has the voting and investment power with respect to 20% of the 3,904 Class A Shares held by REIT International and (ii) 200,000 Class B Shares held through REIT International. Mr. Dai holds a 20% ownership of REIT International and has the voting and investment power with respect to 20% of the 1,000,000 Class B Shares held by REIT International.

(4)	Streeterville Capital, LLC is the record holder of 663,612 Class A Shares and can purchase and resell up to 10,000,000 Class A Shares pursuant to the Securities Purchase Agreement. The number of Class A Shares that may actually be acquired by the Selling Shareholder pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that ReTo shall not effect the issuance of shares that would cause the Selling Shareholder to beneficially own a number of Class A Shares exceeding 9.99% of the number of Class A Shares outstanding on such date, as set forth in the Securities Purchase Agreement. John M. Fife has voting and dispositive power over securities held by Streeterville Capital, LLC through Streeterville Management LLC. The business address of Streeterville Capital, LLC, Streeterville Management LLC and John M. Fife is 297 Auto Mall Drive #4, St. George, Utah 84770.

RELATED PARTY TRANSACTIONS

For a description of our related party transactions, please read “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our related party transactions since the filing of our 2024 Annual Report.

PLAN OF DISTRIBUTION

The Class A Shares covered by this prospectus may, subject to the M&A and the Act, be offered and sold from time to time by the Selling Shareholder. The term “Selling Shareholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the Selling Shareholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by Selling Shareholder will decrease as and when it effect any such transfers. The plan of distribution for the Selling Shareholder’s shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholder hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the Class A Shares will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the Selling Shareholder of the Class A Shares. We will bear all fees and expenses incident to our obligation to register the Class A Shares.

The Selling Shareholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Shareholder may also make sales in negotiated transactions. The Selling Shareholder may, subject to the M&A and the Act, offer its shares from time to time pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	on the Nasdaq Capital Market (or through the facilities of any national securities exchange or U.S. inter- dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In addition to the foregoing methods, the Selling Shareholder may, subject to the M&A and the Act, offer its shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods. The Selling Shareholder may, subject to the M&A and the Act, also transfer, donate or assign its shares to lenders, family members and others and each of such persons will be deemed to be a Selling Shareholder for purposes of this prospectus. A Selling Shareholder or its successors in interest may, subject to the M&A and the Act, from time to time pledge or grant a security interest in some or all of the Class A Shares, and if the Selling Shareholder default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Class A Shares from time to time under this prospectus; provided, however in the event of a pledge or then default on a secured obligation by the Selling Shareholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement to include the pledgee, secured party or other successors in interest of the Selling Shareholder under this prospectus.

The Selling Shareholder may also sell its shares pursuant to Rule 144 under the Securities Act, provided the Selling Shareholder meets the criteria and conforms to the requirements of such rule, the M&A and the Act.

The Selling Shareholder may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on its behalf. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the Class A Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. Neither we, nor the Selling Shareholder, can presently estimate the amount of that compensation. If a Selling Shareholder notifies us that a material arrangement has been entered into with a broker- dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of the Selling Shareholder and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The Selling Shareholder and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the M&A, the Act and the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Shareholder and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the Selling Shareholder, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholder, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the Selling Shareholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware that the Selling Shareholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of its Class A Shares.

To the extent required by the Securities Act, any discounts, commissions, concessions or profit that the Selling Shareholder earns on any resale of Class A Shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder that is an underwriter within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

TAXATION

For a description of our related party transactions, please read “Item 10. Additional Information — E. Taxation” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to taxation since the filing of our 2024 Annual Report.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP, New York, New York, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A Shares and certain other matters of BVI law will be passed upon for us by Mourant Ozannes, a BVI partnership. Certain legal matters as to PRC law will be passed upon for us by Yuan Tai Law Offices.

EXPERTS

The audited financial statements of the Company as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of YCM CPA INC., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting, upon the authority and consent of said firm as experts in accounting and auditing.

The audited consolidated financial statements of MeinMalzeBier Holdings Limited as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting, upon the authority and consent of said firm as experts in accounting and auditing.

The registered business address of YCM CPA INC. is 4482 Barranca Pkwy, Ste 239, Irvine, California 92604. The registered business address of Wei, Wei & Co., LLP is 133-10 39th Avenue, Flushing, New York 11354.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our 2024 Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 13, 2025, May 30, 2025, June 23, 2025, July 11, 2025 and July 31, 2025, including all the exhibits thereto;

●	the description of the Company’s common shares contained in the Form 8-A, filed with the SEC on November 28, 2017, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports on Form 6-K furnished by us to the SEC, in each case, prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under this registration statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at ReTo Eco-Solutions, Inc., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, Attention: Chief Executive Officer, telephone: (+86) 10-64827328.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The information on our website (www.retoeco.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, ReTo is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Under BVI law, holders of our Shares are entitled, upon giving written notice to us, to inspect (i) our M&A, (ii) our register of members, (iii) our register of directors and (iv) minutes of meetings and resolutions of members, and to make copies of, and take extracts from, these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of ReTo Eco-Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ReTo Eco-Solutions, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the three years ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for the three years ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company reported a net loss of approximately $8.4 million and $16.1 million for the years ended December 31, 2024 and 2023, respectively, and the Company had a working deficit of approximately $2.6 million as of December 31, 2024. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgment. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Concession Rights on Forest Land – Refer to Note 10 to the financial statements

Critical Audit Matter Description

As described in Note 10, the Company’s intangible assets include a concession right on forest land (also referred to as “forest land use rights”). On December 3, 2024, the Company acquired the concession right on forest land from a third party for consideration of $7,671,969. The concession right with a finite useful life of 37 years gives the Company the right to operate in the designated forest land in the PRC. The acquisition was accounted for as an asset acquisition under FASB ASC Topic 805 Business Combinations (“ASC 805”) and ASC Topic 820 Fair Value Measurement (“ASC 820”), and the concession right was initially measured at cost and subsequently evaluated for potential impairment indicators. The Company recorded the acquired concession right at fair value on the date of acquisition using both a market approach and an income approach to fair value. The methods used to estimate the fair value of the acquired intangible asset involves significant assumptions. The significant assumptions applied by management in estimating the fair value of the acquired forest land use rights included forest type, growth status, quantity, and survival rate. The significant assumptions applied by management in estimating the fair value of the acquired forest land use rights included discount and capitalization rates.

We identified the accounting for and valuation of the newly acquired concession right as a critical audit matter because (i) the initial recognition involved complex judgments related to purchase price allocation, and (ii) determining the fair value of the concession right involved significant estimation uncertainty. Performing audit procedures to evaluate management’s estimates and assumptions required especially challenging auditor judgment and the use of valuation specialists.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the accounting for and valuation of the concession right included, among others:

●	Evaluating the Company's determination that the transaction met the criteria for asset acquisition accounting under ASC 805.

●	Assessing the methodology and significant assumptions used to estimate the fair value of the concession right. For the underlying forest, we assessed forest type, growth status, quantity, and survival rate. For the forest land use rights, we assessed discount rate and capitalization rate.

●	Comparing key assumptions to external industry reports, market data, and historical information, where applicable.

●	Involving firm-engaged valuation specialists to assist in evaluating the valuation models and assumptions.

●	Performing sensitivity analysis on significant assumptions to assess their impact on the valuation.

●	Evaluating the adequacy of the related disclosures in the consolidated financial statements.

/s/ YCM CPA INC.

We have served as the Company’s auditor since 2021.

PCAOB ID 6781
Irvine, California
May 8, 2025

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$671,355	$152,487
Accounts receivable, net	145,853	-
Advances to suppliers, net	522,190	922
Prepayments and other current assets	5,202	105,941
Due from related parties	24,048	358,659
Current assets of discontinued operations	-	9,846,669
Total Current Assets	1,368,648	10,464,678

Property, plant and equipment, net	21,497	37,579
Intangible assets, net	7,654,767	132
Prepayment for construction of properties	6,663,795	-
Right-of-use assets	28,085	37,324
Deposits for business acquisitions	18,520,126	-
Non-current assets of discontinued operations	-	14,705,535
Total Assets	$34,256,918	$25,245,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Advances from customers	$1,213,465	$1,286
Accounts payable	37,866	35,211
Accounts payable - related party	-	3,080
Accrued expenses and other liabilities	2,338,075	1,814,986
Loans from third parties	109,600	-
Taxes payable	249,628	254,133
Current liabilities of discontinued operations	-	15,204,382
Total Current Liabilities	3,948,634	17,313,078

Long-term accounts payable	383,598	-
Loans from third parties – non-current	-	112,678
Noncurrent liabilities of discontinued operations	-	2,968,318
Total Liabilities	$4,332,232	$20,394,074

Commitments and Contingencies

Shareholders’ Equity:
Class A shares, $1.0 par value, unlimited shares authorized, 1,931,264 shares and 120,519 shares issued and outstanding as of December 31, 2024 and 2023, respectively*	1,931,264	120,519
Class B shares, $0.01 par value, 2,000,000 shares authorized, 1,000,000 shares and nil shares issued and outstanding as of December 31, 2024 and 2023, respectively*	10,000	-
Additional paid-in capital	98,809,604	68,876,256
Statutory reserve	1,072,895	1,072,895
Accumulated deficit	(71,813,934)	(63,461,282)
Accumulated other comprehensive loss	(85,143)	(2,253,561)
Total Shareholders’ Equity Attributable to ReTo Eco-Solutions, Inc.	29,924,686	4,354,827

Non-controlling interest	-	496,347
Total Shareholders’ Equity	$29,924,686	$4,851,174

Total Liabilities and Shareholders’ Equity	$34,256,918	$25,245,248

*	Retroactively adjusted for effect of a 10-for-1 forward split on March 7, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended December 31,
	2024	2023	2022

Revenues	$1,599,376	$10,781	$204,495
Revenues – related parties	229,600	-	-
Total Revenues	1,828,976	10,781	204,495

Cost of revenues	871,329	9,240	203,348
Cost of revenues – related parties	132,443	-	-
Total cost of revenues	1,003,772	9,240	203,348
Gross Profit	825,204	1,541	1,147

Operating Expenses:
Selling expenses	330,828	5,939	-
General and administrative expenses	3,927,450	6,499,940	5,845,392
(Recovery of) provision for credit losses	199,812	(22,306)	25,982
Research and development expenses	498,168	-	-
Total Operating Expenses	4,956,258	6,483,573	5,871,374

Loss from Operations	(4,131,054)	(6,482,032)	(5,870,227)

Other Income (Expenses):
Interest expenses	(3,183)	(92,144)	(195,319)
Interest income	1,168	63	32
Other income (expenses), net	(602,228)	(22)	61,942
Loss from disposal of subsidiaries	(3,577,279)	-	-
Change in fair value of convertible debt	-	47,813	(467,383)
Total Other Expenses, net	(4,181,522)	(44,290)	(600,728)

Loss Before Income Taxes	(8,312,576)	(6,526,322)	(6,470,955)
Income Taxes Expense (Benefit)	-	-	-
Net loss from continuing operations	(8,312,576)	(6,526,322)	(6,470,955)
Net loss from discontinued operations, net of taxes	(74,347)	(9,542,748)	(8,908,703)
Net Loss	(8,386,923)	(16,069,070)	(15,379,658)
Less: Net loss attributable to non-controlling interest	(34,271)	(427,335)	(750,603)
Net loss attributable to ReTo Eco-Solutions, Inc.	$(8,352,652)	$(15,641,735)	$(14,629,055)

Comprehensive Loss:
Net Loss	$(8,386,923)	$(16,069,070)	$(15,379,658)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,145,186	223,433	(1,183,819)
Comprehensive Loss	(7,241,737)	(15,845,637)	(16,563,477)
Less: Comprehensive loss attributable to non-controlling interest	(44,759)	(339,231)	(680,918)
Comprehensive loss attributable to ReTo Eco-Solutions, Inc.	$(7,196,978)	$(15,506,406)	$(15,882,559)

Net loss attributable to ReTo Eco-Solutions, Inc.
Continuing operations	(8,312,576)	(6,526,322)	(6,470,955)
Discontinued operations	(40,076)	(9,115,413)	(8,158,100)
Total	$(8,352,652)	$(15,641,735)	$(14,629,055)

Basic and Diluted Loss Per Share Attributable to ReTo Eco-Solutions, Inc.
Continuing operations	(10.1)	(81.1)	(166.8)
Discontinued operations	(0.1)	(113.3)	(210.3)
Total	$(10.2)	$(194.4)	$(377.1)

Weighted average number of shares*
Basic and diluted	820,151	80,457	38,801

*	Retroactively adjusted for effect of a 10-for-1 forward split on March 7, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Class A Common Shares*		Class B Common Shares		Additional Paid-in	Statutory	Accumulated	Accumulated Other Comprehensive	Non-controlling	Total
	Number	Amount	Number	Amount	Capital	Reserve	Deficit	Loss	Interest	Equity
Balance at December 31, 2021	28,965	$28,965	-	$-	$46,776,171	$1,230,387	$(33,347,984)	$(1,135,386)	$532,125	$14,084,278
Net loss	-	-	-	-	-	-	(14,629,055)	-	(750,603)	(15,379,658)
Conversion of convertible debt	1,359	1,359	-	-	1,797,955	-	-	-	-	1,799,314
Issuance of common shares for acquisition of REIT Mingde	2,580	2,580	-	-	(2,580)	-	-	-	-	-
Issuance of common shares in private placements	5,970	5,970	-	-	3,576,030	-	-	-	-	3,582,000
Issuance of common shares for services	500	500	-	-	734,500	-	-	-	-	735,000
Share-based compensation	4,025	4,025	-	-	3,292,450	-	-	-	-	3,296,475
Appropriation to statutory reserve	-	-	-	-	-	22,782	(22,782)	-	-	-
Shareholders’ contribution	-	-	-	-	-	-	-	-	815,814	815,814
Purchase of 30% non-controlling interest in Xinyi REIT	-	-	-	-	(2,843,432)	-	-	-	168,632	(2,674,800)
Change in equity related to dissolution of Dingxuan and REIT Xiong’an	-	-	-	-	-	(186,615)	186,615	-	(75)	(75)
Foreign currency translation adjustment	-	-	-	-	-	-	-	(1,253,504)	69,685	(1,183,819)
Balance at December 31, 2022	43,399	$43,399	-	$-	$53,331,094	$1,066,554	$(47,813,206)	$(2,388,890)	$835,578	$5,074,529
Net income	-	-	-	-	-	-	(15,641,735)	-	(427,335)	(16,069,070)
Fractional share issued for reverse share split	154	154	-	-	(154)	-	-	-	-	-
Issuance of common shares in private placements	20,000	20,000	-	-	6,580,000	-	-	-	-	6,600,000
Conversion of convertible debt	27,966	27,966	-	-	4,083,116	-	-	-	-	4,111,082
Issuance of common shares for services	24,000	24,000	-	-	2,787,200	-	-	-	-	2,811,200
Share-based compensation	5,000	5,000	-	-	2,095,000	-	-	-	-	2,100,000
Appropriation to statutory reserve	-	-	-	-	-	6,341	(6,341)	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-	135,329	88,104	223,433
Balance at December 31, 2023	120,519	$120,519	$-	$-	$68,876,256	$1,072,895	$(63,461,282)	$(2,253,561)	$496,347	$4,851,174
Net income	-	-	-	-	-	-	(8,352,652)	-	(34,271)	(8,386,923)
Fractional share issued for reverse shares split	5,642	5,642	-	-	(5,642)	-	-	-	-	-
Issuance of Class B common shares in private placement	-	-	1,000,000	10,000	-	-	-	-	-	10,000
Issuance of common shares in private placements	1,659,520	1,659,520	-	-	27,730,918	-	-	-	-	29,390,438
Issuance of common shares for services	126,857	126,857	-	-	1,940,909	-	-	-	-	2,067,766
Issuance of common shares to employees and officers	18,726	18,726	-	-	267,163	-	-	-	-	285,889
Disposal of subsidiaries	-	-	-	-	-	-	-	1,012,744	(451,587)	561,156
Foreign currency translation adjustment	-	-	-	-	-	-	-	1,155,674	(10,489)	1,145,186
Balance at December 31, 2024	1,931,264	$1,931,264	$1,000,000	$10,000	$98,809,604	$1,072,895	$(71,813,934)	$(85,143)	$-	$29,924,686

*	Retroactively adjusted for effect of a 10-for-1 forward split on March 7, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

RETO ECO-SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,386,923)	$(16,069,070)	$(15,379,658)
Less: Net loss from discontinued operations	74,347	9,542,748	8,908,703
Net loss from continuing operations	(8,312,576)	(6,526,322)	(6,470,955)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	32,464	3,838	-
Change in fair value of convertible debt	-	(47,813)	467,383
Convertible debt issuance cost	-	145,569	415,500
Accrued interest for convertible debt	-	90,638	194,117
Share-based compensation	2,353,655	4,911,200	4,031,475
Change in allowance for credit losses	199,812	(22,306)	5,147
Loss from disposal subsidiary	3,577,279	-	-
Amortization of operating lease right-of-use assets	8,338	4,943	-
Changes in operating assets:
Accounts receivable	(258,182)	-	-
Advances to suppliers	(528,800)	(922)	3,138
Inventories	-	44,588	(44,588)
Prepayments and other current assets	4,438,961	(4,730)	(26,813)
Changes in operating liabilities:
Advances from customers	1,229,667	72,300	(96,091)
Accounts payable	3,668	75,276	36,250
Accounts payable - related party	(3,039)	3,089	-
Accrued expenses and other liabilities	526,623	322,760	-
Taxes payable	2,473	51,380	(25,771)
Operating lease liabilities	-	(42,367)	-
Net cash provided by (used in) operating activities from continuing operations	$3,270,343	$(918,879)	$(1,511,208)
Net cash used in operating activities from discontinued operations	$(193,061)	$(10,671,866)	$(8,450,627)
Net cash provided by (used in) operating activities	$3,077,282	$(11,590,745)	$(9,961,835)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of subsidiaries	80,000	-	-
Purchase of property and equipment	-	(46,831)	-
Purchase of intangible assets	(7,392,915)	(395)	-
Prepayment made on construction in process	(6,759,737)	-	-
Deposits made for business acquisitions	(18,520,126)	-	-
Net cash used in investing activities from continuing operations	$(32,592,778)	$(47,226)	$-
Net cash provided by (used in) investing activities from discontinued operations	$(987,511)	$398,909	$4,242,703
Net cash provided by (used in) investing activities	$(33,580,289)	$351,683	$4,242,703

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from share issuance	29,400,438	6,600,000	3,582,000
Proceeds from third-party loans	111,178	112,980	10,402
Repayment of third-party loans	(111,178)	-	-
Shareholder contribution	-	-	815,814
Proceeds from issuance of convertible debt	-	-	3,000,000
Proceeds from related party loans	866,864	503,943	332,876
Repayment to related party loans	(532,253)	(652,082)	-
Net cash provided by financing activities from continuing operations	$29,735,049	$6,564,841	$7,741,092
Net cash provided by (used in) financing activities from discontinuing operations	$47,457	$5,900,479	$(2,985,277)
Net cash provided by financing activities	$29,782,506	$12,465,320	$4,755,815

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(21,813)	73,516	619,717

NET INCREASE (DECREASE) IN CASH	(742,314)	1,299,774	(343,600)
CASH, BEGINNING OF YEAR	$1,413,669	$113,895	$457,495
CASH, END OF YEAR	$671,355	$1,413,669	$113,895

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$3,183	$-	$195,319
Income tax paid	$-	$-	$-

Non-Cash Investing Activities
Right-of-use assets obtained in exchange for operating lease obligations	-	42,367	-
Addition to intangible assets through long term account payable	$389,121	$-	$-
Common shares issued for conversion of debt	$-	$4,111,080	$1,799,314

The accompanying notes are an integral part of these consolidated financial statements.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ReTo Eco-Solutions, Inc. (“ReTo”) is a business company established under the laws of the British Virgin Islands on August 7, 2015 as a holding company to develop business opportunities in the People’s Republic of China (the “PRC” or “China”). ReTo and its subsidiaries are collectively referred to as the Company. ReTo, through its subsidiaries, is engaged in manufacture and distribution of ecological environment protection equipment, intelligent mining equipment and related consultation and technological services for the years ended December 31, 2024,2023 and 2022.

As of December 31, 2024, the consolidated financial statements of the Company reflected the principal activities of the entities listed below. All inter-company balances and transactions have been eliminated upon consolidation.

Name of the Entity	Place of Incorporation	Ownership Percentage
ReTo Eco-Solutions, Inc.	British Virgin Islands	Parent
New REIT International Co., Limited (“New REIT”)**	Hong Kong, China	100%
Sunoro Holdings Limited (“Sunoro Holdings”)	Hong Kong, China	100%
Beijing ReTo Hengda Technology Co., Ltd. (“Reto Hengda”)*	Beijing, China	100%
Beijing REIT Equipment Technology Co., Ltd. (“REIT Equipment”)	Beijing, China	100%
Honghe ReTo Ecological Technology Co., Ltd. (“Honghe ReTo”)	Yunnan, China	100%
Beijing ReTo Hengye Technology Co., Ltd., (“ReTo Hengye”)*	Beijing, China	100%

●

* On April 8, 2025, Sunoro Hengda (Beijing) Technology Co., Ltd. was renamed to “Beijing ReTo Hengda Technology Co., Ltd.”

* On April 10, 2025, Senrui Bochuang (Beijing) Technology Co., Ltd. was renamed to “Beijing ReTo Hengye Technology Co., Ltd.,”

●	** On January 29, 2024, the Company registered a new subsidiary in Hong Kong named “New REIT”

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”).

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than 50% of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests’ operating results are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements.

Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, advances to suppliers, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition under the input method, and realization of deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and cash deposited in major third-party payment processing platforms such as Alipay. In addition, highly liquid investments which have original maturities of three months or less when purchased are classified as cash equivalents.

Accounts Receivable, Net

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Company to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. The Company adopted this guidance effective January 1, 2023. Accounting Standards Codification (“ASC”) 326 introduces an approach based on expected losses to estimate the allowance for credit losses, which replaces the previous incurred loss impairment model. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements. Accounts receivable was recognized and carried at original invoiced amount less an estimated allowance for credit losses. The Company estimates the allowance for credit losses based on an analysis of the aging of accounts receivable, assessment of collectability, including any known or anticipated economic conditions, customer-specific circumstances, recent payment history and other relevant factors. Allowance for credit losses amounted to $108,936 and $279 as of December 31, 2024 and 2023, respectively.

Advances to Suppliers, Net

Advances to suppliers consist of balances paid to suppliers for services and materials that have not been provided or received. Advances to suppliers for services and materials are short-term in nature. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the advance becomes doubtful. The Company uses the aging method to estimate the allowance for uncollectible balances. In addition, at each reporting date, the Company generally determines the adequacy of allowance for doubtful accounts by evaluating all available information and then records specific allowances for those advances based on the specific facts and circumstances. Allowance for uncollectible balances from the continuing operations amounted to $2,740 and $2,817 as of December 31, 2024 and 2023, respectively.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant and Equipment

Property and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Useful life
Property and buildings	30–50 years
Machinery equipment	5–15 years
Transportation vehicles	5–10 years
Office and electronic equipment	3–5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Construction-in-Progress (“CIP”)

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. Construction-in-progress is not depreciated. Upon completion and ready for intended use, construction-in-progress is reclassified to the appropriate category within property, plant and equipment.

Intangible Assets

Intangible assets consist primarily of an acquired concession right on forest land and software. Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Items	Useful life
Concession right on forest land	37 years
Software	10 years

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived Assets

The Company reviews long-lived assets, including finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Long-term Investment in Equity Investee (Discontinued Operations)

The Company’s long-term investments include equity method investments and equity investments without readily determinable fair values.

Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC 323, Investments-Equity Method and Joint Ventures (“ASC 323”). Under the equity method, the Company initially records its investment at cost, and the difference between the cost of the equity investee and the amount of the underlying equity in the net assets of the equity investee is accounted for as if the investee were a consolidated subsidiary. The share of earnings or losses of the investee are recognized in the consolidated statements of comprehensive loss. Equity method adjustments include the Company’s proportionate share of investee income or loss, adjustments to recognize certain differences between the Company’s carrying value and its equity in net assets of the investee at the date of investment, impairments, and other adjustments required by the equity method. The Company assesses its equity investment for other-than-temporary impairment by considering factors as well as all relevant and available information including, but not limited to, current economic and market conditions, the operating performance of the investees including current earnings trends, the general market conditions in the investee’s industry or geographic area, factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and cash burn rate and other company-specific information.

Investments in equity securities without readily determinable fair values are measured at cost minus impairment adjusted by observable price changes in orderly transactions for the identical or a similar investment of the same issuer. These investments are measured at fair value on a nonrecurring basis when there are events or changes in circumstances that may have a significant adverse effect. An impairment loss is recognized in the consolidated statements of comprehensive loss equal to the amount by which the carrying value exceeds the fair value of the investment. Prior to the adoption of ASU 2016-01 on January 1, 2019, these investments were accounted for using the cost method of accounting, measured at cost less other-than-temporary impairment.

As of December 31, 2024 and 2023, the Company’s long-term investment amounted to nil and $2,337,451, respectively, representing 41.67% ownership in Shexian Ruibo Environmental Science and Technology Co., Ltd. (“Shexian Ruibo”). On September 7, 2020, the Company acquired such equity interest from an original shareholder of Shexian Ruibo and the original shareholder of Shexian Ruibo. Shexian Ruibo manufactures and sells eco-friendly construction materials in the PRC. The Company accounted for the investments using the equity method because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investee. Under the equity method, the Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. For the years ended December 31, 2024, 2023 and 2022, the investment loss from Shexian Ruibo was $117,082, $95,031 and $46,209, respectively.

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the financial condition, operating performance and the prospects of the equity investee, other company specific information such as recent financing rounds, the geographic region, market and industry in which the equity investee operates; and the length of time that the fair value of the investment is below its carrying value. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the equity investee is written down to fair value. As of December 31, 2024 and 2023, the Company did not recognize any impairment on its equity investment.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases

The Company adopted ASU No. 2016-02—Leases (Topic 842) on January 1, 2019 using the modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to carry forward the historical lease classification. The standard did not materially impact the Company’s consolidated net earnings and cash flows.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets and liabilities.

●	Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, advances to suppliers, accounts payable, accrued expenses and other liabilities, advances from customers, deferred revenue, taxes payable and due to related parties to approximate the fair value of the respective assets and liabilities at December 31, 2024 and 2023 based upon the short-term nature of the assets and liabilities.

The Company believes that the carrying amount of the short-term and long-term borrowings approximates fair value on December 31, 2024 and 2023 based on the terms of the borrowings and current market rates as the rates of the borrowings are reflective of the current market rates.

The Company elected the fair value option to account for its convertible loans (Note 11). The Company engaged an independent valuation firm to perform the valuation. The convertible loans are classified as level 3 instruments, as the valuation was determined based on unobservable inputs which are supported by little or no market activity and reflect the Company’s own assumptions in measuring fair value. Significant estimates used in developing the fair value of the convertible loans include time to maturity, risk-free interest rate, straight debt discount rate, probability to convert and expected timing of conversion.

As the inputs used in developing the fair value for level 3 instruments are unobservable and require significant management estimation, a change in these inputs could result in a significant change in the fair value measurement.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective approach. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company’s revenues from continuing operations are primarily derived from the following sources:

●	Revenue from machinery and equipment sales

The Company recognizes revenue when the machinery and equipment are delivered and control is transferred. The Company generally provides a warranty for a period of 12 months after the customers receive the equipment. The Company determines that such product warranty is not a separate performance obligation because the nature of warranty is to provide assurance that a product will function as expected and in accordance with customer’s specification, and the Company has not sold the warranty separately. From its past experience, the Company has not experienced any material warranty costs and, therefore, the Company does not believe an accrual for warranty cost is necessary for the years ended December 31, 2024, 2023 and 2022.

●	Revenue from technological consulting and other services

The Company recognizes revenue when technological consulting and other services are rendered and accepted by the customers.

The following summarizes the Company’s revenue by nature from continuing operations:

	For the Year Ended December 31,
	2024	2023	2022
Machinery and equipment	$1,176,070	$10,781	$204,495
Technological consulting and other services	652,906	-	-
Total revenue	$1,828,976	$10,781	$204,495

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract Assets and Liabilities

Payment terms are established in accordance with the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are included in accounts receivable. Contract liabilities are recognized for contracts for which payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

As of December 31, 2024 and 2023, other than accounts receivable and advances from customers, the Company had no other material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by products and services, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

Shipping and Handling

Shipping and handling costs are expensed as incurred and are included in operating expenses as a part of selling and general and administrative expenses in the Company’s consolidated statements of income and comprehensive income. Shipping and handling costs associated with the Company’s continuing operations were $20,406, $11,333 and $256 for the years ended December 31, 2024, 2023 and 2022, respectively.

Government Grants

Government grants represent cash subsidies received from the PRC government or related institutions. Cash subsidies which have no defined rules and regulations to govern the criteria necessary for companies to enjoy the benefits are recognized as other income, net when received. Specific subsidies that local governments have provided for a specific purpose, such as research and development, are recorded as other non-current liabilities when received and recognized as other income or a reduction of related expense when the specific performance is met.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”). In accordance with ASC 718, the Company determines whether an award should be classified and accounted for as a liability award or an equity award. All the Company’s share-based awards were classified as equity awards and are recognized in the consolidated financial statements based on their grant date fair values.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. The Company’s subsidiaries in China and Hong Kong are subject to the income tax laws of the PRC and Hong Kong. No significant taxable income was generated outside the PRC for the years ended December 31, 2024, 2023 and 2022. As of December 31, 2024, the tax years ended December 31, 2019 through December 31, 2023 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value Added Tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price, and VAT rates range up to 13%, starting from April 1, 2019, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable net of payments in the accompanying consolidated financial statements. All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

Loss per Share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024, 2023 and 2022, the Company had no dilutive security outstanding that could potentially dilute EPS in the future. Since Class B ordinary shareholder has no rights to any dividend, therefore, the Class B ordinary shares were excluded from the calculation of basic and diluted loss per share.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations located in the PRC are determined using Renminbi (“RMB”), the local currency, as the functional currency. ReTo, New REIT and Sunoro Holdings use U.S. Dollars (“US$”) as their functional currency. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in the results of operations.

The value of RMB against US$ (“$”) and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2024	December 31, 2023	December 31, 2022

Year-end spot rate	US$1=RMB 7.2993	US$1=RMB 7.0999	US$1=RMB 6.8972
Year-end spot rate (discontinued operations)	US$1= Indian Rupee (“INR”) 85.55	US$1=INR 83.19	US$1=INR 82.72
Average rate	US$1=RMB 7.1957	US$1=RMB 7.0809	US$1=RMB 6.7290
Average rate (discontinued operations)	US$1=INR 83.66	US$1=INR 82.57	US$1=INR 78.58

Risks and Uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environment in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Discontinued Operations

The Company reports a disposal of its component or a group of its components as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on the Company’s operations and financial results. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. In the period that a discontinued operation is classified as held for sale, the assets and liabilities of the discontinued operation are presents separately in asset and liability sections, respectively, of the consolidated balance sheets and prior periods are presented on a comparative basis. In the consolidated statements of operations and comprehensive (loss)/income, the results from discontinued operations are reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis. Cash flows for discontinued operations are presented separately in the consolidated statements of cash flows. Unless otherwise noted, discussion in the Notes to consolidated financial statements refers to the Company’s continuing operations. Refer to Note 4 for additional information.

Segment Reporting

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which updates reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The amendments are effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. The amendments should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted ASU 2023-07 for the year ended December 31, 2024.

The Company’s Chief Executive Officer or chief operating decision-maker (“CODM”) reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole after the discontinued operation (Note 4) and hence, the Company’s CODM has determined the Company has one reportable segment and the Company operates and manages its business in the PRC as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenues are derived from within the PRC, no geographical segments are presented.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations and Credit Risk

A majority of the Company’s transactions are denominated in RMB, and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of December 31, 2024 and 2023, $665,968 and $57,615 of the Company’s cash and cash equivalents was deposited at financial institutions in the PRC. These deposits were insured per the PRC’s new Deposit Insurance Regulation for up to RMB500,000 for one bank.

For the year ended December 31, 2024, two customers accounted for 36% and 13% of the Company’s total revenue, respectively. For the year ended December 31, 2023, one customer accounted for 79% of the Company’s total revenue. For the year ended December 31, 2022, one customer accounted for 100% of the Company’s total revenue.

As of December 31, 2024, four customers accounted for 37%, 23%, 22% and 12% of the Company’s consolidated accounts receivable, respectively. As of December 31, 2023, one customer accounted for 100% of the Company’s consolidated accounts receivable.

For the year ended December 31, 2024, the Company purchased approximately 68% and 13% of its raw materials from two major suppliers, respectively. For the year ended December 31, 2023, the Company purchased approximately 83% and 14% of its raw materials from two major suppliers, respectively. For the year ended December 31, 2022, the Company purchased approximately 99% of its raw materials from one major supplier.

As of December 31, 2024, two suppliers accounted for 58% and 33% of the total accounts payable balance, respectively. As of December 31, 2023, two suppliers accounted for 64% and 36% of the total accounts payable balance, respectively.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). This ASU requires that public business entities must annually “(1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate).” A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

In March 2024, the FASB issued ASU 2024-01, “Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”), which intends to improve clarity and operability without changing the existing guidance. ASU 2024-01 provides an illustrative example intended to demonstrate how entities that account for profits interest and similar awards would determine whether a profits interest award should be accounted for in accordance with Topic 718. Entities can apply the guidance either retrospectively to all prior periods presented in the financial statements or prospectively to profits interest and similar awards granted or modified on or after the date of adoption. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of adopting this guidance on its financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures” (Subtopic 220-40) (“ASU 2024-03”). The objective of ASU 2024-03 is to improve disclosures about a public entity’s expenses, primarily through additional disaggregation of income statement expenses. In January 2025, the FASB further clarified the effective date of ASU 2024-03 with the issuance of Accounting Standards Update 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2025-01”). ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted and may be applied either on a prospective or retrospective basis. The Company is currently evaluating the impact ASU 2024-03 will have on its financial statement disclosures.

Except for the above-mentioned pronouncements, there are no recently issued accounting standards that will have a material impact on the audited consolidated financial position, statements of operations, and cash flows of the Company.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – GOING CONCERN

As reflected in the Company’s consolidated financial statements for the year ended December 31, 2024, the Company’s revenue increased by approximately $1.8 million, or 16,865%, from approximately $10,781 in the year ended December 31, 2023 to approximately $1.8 million in the year ended December 31, 2024; its gross profit from continuing operations increased by approximately $0.8 million, or 53,450%, from approximately $1,541 in the year ended December 31, 2023 to approximately $0.8 million for the year ended December 31, 2024; and its gross margin for the year ended December 31, 2024 increased to 45% from 14% for the prior year. For the years ended December 31, 2024 and 2023, the Company incurred significant impairment losses on bad debt expenses on uncollectible accounts receivable and advance payments due to changes in the market conditions of its customers and suppliers. As a result, for the years ended December 31, 2024, 2023 and 2022, the Company reported a net loss of approximately $8.4 million, $16.1 million and $15.4 million, respectively. As of December 31, 2024, the Company had a working deficit of approximately $2.6 million.

As of December 31, 2024, the Company had cash of approximately $0.7 million. In addition, the Company had outstanding accounts receivable of approximately $0.1 million, of which approximately $0.1 million, or 100%, were subsequently collected and became available for use as working capital. As of December 31, 2024, the Company had no outstanding bank loans.

The Company is working to improve its liquidity and capital source mainly through cash flow from its operations, renewal of bank borrowings, and borrowing from related parties. In order to fully implement its business plan and sustain operations, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. No assurance can be given that additional financing, if required, would be available on favorable terms or at all.

Based on above reasons, there is substantial doubt about the Company’s ability to continue as a going concern for the next 12 months from the issuance of these consolidated financial statements.

NOTE 4 – DISCONTINUED OPERATIONS

The Company’s subsidiary REIT Holdings (China) Limited (“REIT Holdings”) and its subsidiaries were primarily engaged in municipal construction material sales business, municipal construction projects and equipment manufacture and sales business. On December 31, 2024, the Company, with the Board approval, sold its 100% ownership interest in REIT Holdings to a third-party buyer (the “Buyer”), a less-than 5% Class A shareholder of the Company, for a cash consideration of $80,000 (based on the valuation assessed by a third party valuation firm), which was fully paid by the Buyer by December 31, 2024. The disposition was completed on December 31, 2024. The Company recorded a loss from the disposition of $3,577,279 for the year ended December 31, 2024.

The discontinued operations represent a strategic shift that has a major effect on the Company’s operations and financial results, which triggers discontinued operations accounting in accordance with ASC 205-20-45. The results of operations related to the discontinued operations for the years ended December 31, 2022 and 2023 were reported as loss from discontinued operations.

The results of discontinued operations of REIT Holdings for the years ended December 31, 2024, 2023 and 2022 are as follows:

	For the Year Ended December 31,
	2024	2023	2022
Revenues	$2,429,726	$3,225,505	$6,269,178
Cost of revenues	1,249,372	3,016,974	5,463,660
Gross profit	1,180,354	208,531	805,518
Operating expenses	897,658	5,070,857	10,186,565
Gain (loss) from discontinued operations	282,696	(4,862,326)	(9,381,047)
Other income (loss), net	(373,467)	(4,697,061)	454,782
Loss before tax	(90,771)	(9,559,387)	(8,926,265)
Income tax benefit	(16,424)	(16,639)	(17,562)
Net loss from discontinued operations	$(74,347)	$(9,542,748)	$(8,908,703)

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – DISCONTINUED OPERATIONS (continued)

Assets and liabilities of the discontinued operations of REIT Holdings as of December 31, 2023 were as follows

As of December 31,
2023
Cash	$1,261,182
Accounts receivable, net	1,062,237
Accounts receivable - related party	108,188
Advance to suppliers, net	5,291,192
Advances to suppliers - related party	1,807,965
Prepaid expenses and other current assets	179,714
Inventories	136,191
Current assets of discontinued operations	9,846,669
Property and equipment, net	7,723,749
Intangible assets, net	4,449,857
Long-term investment	2,337,451
Right of use assets	194,478
Non-current assets of discontinued operations	14,705,535
Total assets of discontinued operations	$24,552,204

Short term bank loans, net	$5,387,400
Third-party loan	852,125
Advances from customers	1,711,034
Advances from customers - related party	344,051
Deferred grant - current portion	191
Accounts payable	2,939,439
Taxes payable	1,732,802
Accrued liabilities and other payables	1,848,218
Deferred tax liabilities	299,622
Lease liabilities - current	89,500
Current liabilities of discontinued operations	15,204,382
Long-term third-party loans	2,864,488
Lease liabilities - non-current	103,830
Non-current liabilities of discontinued operations	2,968,318
Total liabilities of discontinued operations	$18,172,700

NOTE 5 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31, 2024	As of December 31, 2023
Trade accounts receivable	$254,789	$279
Less: Allowance for doubtful accounts	(108,936)	(279)
Accounts receivable, net	$145,853	$-

The Company’s accounts receivable balance as of December 31, 2024 has been fully collected subsequently.

Allowance for credit losses movement is as follows:

	For the Year ended December 31, 2024	For the Year ended December 31, 2023
Beginning balance	$279	$-
Provision for credit losses	110,229	280
Foreign exchange translation	(1,572)	(1)
Ending balance	$108,936	$279

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – DEPOSITS FOR BUSINESS ACQUISITION

On August 31, 2024, the Company made prepayments in aggregate of $18,520,126 to Sunflower Energy Holding Limited (“Sunflower”) as deposits to secure potential business acquisitions. Subsequently on April 25, 2025, the Company completed a business acquisition of 51% equity interest in MeinMalzeBier Holdings Limited (“MeinMalzeBier”), which was controlled by a shareholder of the Sunflower. In connection with the acquisition of MeinMalzeBier, the Company is obligated to pay cash consideration of $3,978,000, which was deducted from the deposit made by the Company. In addition, the Company issued 4,680,000 Class A ordinary shares as part of its purchase consideration (Note 17) on April 25, 2025.

NOTE 7 – ADVANCES TO SUPPLIERS, NET

Advances to suppliers include prepayments for raw materials used for production of construction materials for the Company’s construction projects, which consisted of the following:

	As of December 31, 2024	As of December 31, 2023
Prepayment for raw material purchase	$524,930	$3,739
Less: Allowance for credit losses	(2,740)	(2,817)
Advances to suppliers, net	$522,190	$922

Our suppliers generally require refundable prepayments from us before delivery of goods or services. It usually takes 3 to 6 months for the suppliers to deliver raw materials for our equipment production and takes up to 6 to 12 months for the suppliers to deliver the construction materials. The prepayment is necessary to secure the supply in the market or secure a favorable price.

The changes of allowance for doubtful accounts for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
Beginning balance	$2,817	$2,900
Foreign exchange translation	(77)	(83)
Ending balance	$2,740	$2,817

NOTE 8 – LEASE

The Company has several operating leases for manufacturing facilities, dormitories and offices. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Rent expense for the years ended December 31, 2024, 2023 and 2022 was $8,338, $4,943 and nil, respectively.

The Company’s operating leases primarily include leases for dormitories, office space and manufacturing facilities. The current portion of operating lease liabilities is presented on the consolidated balance sheet. For the year ended December 31, 2024, total lease expense amounted to $8,338, which included nil of interest, $8,338 of amortization expense of ROU assets and short-term lease expense of nil. For the year ended December 31, 2023, total lease expense amounted to $4,943, which included nil of interest, $4,943 of amortization expense of ROU assets and short-term lease expense of nil. Total cash paid for operating leases amounted to nil and $42,367 for the years ended December 31, 2024 and 2023, respectively. Supplemental balance sheet information related to operating leases is as follows:

As of December 31, 2024
Right-of-use assets	$28,085

Operating lease liabilities - current	$-
Operating lease liabilities - non-current	-
Total operating lease liabilities	$-

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of December 31, 2024:

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1.96
Weighted average discount rate	7.42%

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31, 2024	As of December 31, 2023
Office and electronic equipment	18,146	18,655
Leasehold improvement	27,812	28,592
Subtotal	45,958	47,247
Less: Accumulated depreciation	(23,932)	(9,125)
Impairment of fixed assets	(529)	(543)
Property, plant and equipment, net	$21,497	$37,579

Depreciation expense was $15,274, $3,575 and nil for the years ended December 31, 2024, 2023 and 2022, respectively.

NOTE 10 – INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of the following:

	As of December 31, 2024	As of December 31, 2023
Concession right on forest land (i)	$7,671,969	$-
Software		395
Total	7,671,969	-
Less: Accumulated amortization	(17,202)	(263)
Intangible assets, net	$7,654,767	$132

(i)	On December 3, 2024, the Company acquired a concession right on forest land from a third party for consideration of $7,671,969. The concession right with a finite useful life of 37 years gives the Company rights to operate in the designated forests in the PRC.

Amortization expense was $17,190, $263 and nil for the years ended December 31, 2024, 2023 and 2022, respectively.

Estimated future amortization expense is as follows:

Twelve months ending December 31,	Amortization expense
2025	$206,421
2026	206,421
2027	206,421
2028	206,421
2029	206,421
Thereafter	6,622,662
Total	$7,654,767

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE LOANS

July 2021 Debenture

On July 6, 2021, the Company entered into another securities purchase with the Debenture Holder for the issuance of a Convertible Debenture (the “July 2021 Debenture”) in the aggregate principal amount of up to $2,500,000 with a maturity date of twelve months after the issuance thereof, provided that in case of an event of default, the July 2021 Debenture may become at the Debenture Holder’s election immediately due and payable. In addition, the Company paid to an affiliate of the Debenture Holder a fee equal to 3.5% of the amount of the July 2021 Debenture and a one-time due diligence and structuring fee of $5,000 at the closing.

The principal balance of $1,130,000 of the July 2021 Debenture was converted into 1,386 common shares of the Company for the year ended December 31, 2021. The remaining balance of $1,370,000 of the July 2021 Debenture was converted into 1,068 common shares of the Company during the year ended December 31, 2022.

March 2022 Note

On March 10, 2022, the Company entered into a securities purchase agreement with an accredited investor for the issuance of a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $3,105,000 with a maturity date of twelve months after the payment of the purchase price for the Note, which will be converted into Company’s common shares. The Note carries an original issue discount of $90,000. In addition, the Company paid $15,000 to the investor to cover legal fees, accounting fees, due diligence etc. On October 13, 2022, the Company entered into a standstill agreement with the investor. Pursuant to the standstill agreement, the investor will not seek to convert any portion of the Note for a period beginning as of the date of the agreement and ending on December 10, 2022 (the “Standstill Period”). Balance of the Note were increased by $310,500.00 (the “Standstill Fee”) as of the date of the agreement. The fair value of the Note was $3,922,686 as of December 31, 2022. On May 26, 2023, the Company entered into an extension agreement with the investor to extend the maturity date until March 10, 2024. Balance of the Note were increased by $145,569 as of the date of the agreement.

The principal balance of $100,000 of the March 2022 Note was converted into 291 common shares of the Company on December 20, 2022. The remaining balance of $3,461,069 was converted into 27,966 common shares of the Company during the year ended December 31, 2023.

For the years ended December 31, 2024, 2023 and 2022, due to the change in fair value of convertible debentures, the Company recorded an unrealized gain (loss) of nil, $47,813 and ($467,383) in other expense, respectively. Interest expense recognized for these convertible debentures for the years ended December 31, 2024, 2023 and 2022 was nil, $90,638 and $194,117, respectively.

NOTE 12 – LOANS FROM THIRD PARTIES - CURRENT

Loans from Third Parties	As of December 31, 2024	As of December 31, 2023
Honghe County Yisa Hengtong Decoration Company	$109,600	$112,678
Less: Loans from third parties-non-current	-	(112,678)
Loans from third parties - current	$109,600	$-

On May 26, 2023, the Company entered into a loan agreement with Honghe County Yisa Hengtong Decoration Company to borrow $112,678 as a working capital loan for two years. The loan is from May 26, 2023 to May 5, 2025 and bears an annual interest of 1%. The loan was fully repaid in June 2024. On May 6, 2024, the Company entered into a new loan agreement with Honghe County Yisa Hengtong Decoration Company to borrow $109,600 as working capital loan in free and due on May 5, 2025. The loan was renewed to May 5, 2026.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – TAXES

(a)	Corporate income taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the location in which each entity is domiciled.

ReTo was incorporated in the British Virgin Islands and is exempt from paying income tax New REIT and Sunoro Holdings are registered in Hong Kong as holding companies.

The Company’s PRC subsidiaries are subject to PRC income tax, which is computed according to the relevant laws and regulations in the PRC. Under the EIT Law, the corporate income tax rate applicable to all companies, including both domestic and foreign-invested companies, is 25%.

The following table reconciles income tax expense by statutory rate to the Company’s actual income tax expense:

	For the Year Ended December 31,
	2024	2023	2022
Income tax benefit computed based on PRC statutory income tax rate	$(2,078,144)	$(1,631,581)	$(1,621,594)
Effect of favorable income tax rate in certain entity in PRC	-	-	-
Non-PRC entities not subject to PRC tax (1)	1,768,565	1,596,505	1,611,361
Non-deductible expenses - permanent difference (2)	1,393	243	-
Change in valuation allowance	308,186	34,833	10,233
Effective tax (benefit) expense	$-	$-	$-

(1)	Represents the tax losses incurred from operations outside of China.

(2)	Represents expenses incurred by the Company that were not deductible for PRC income tax.

The breakdown of the Company’s loss before income tax provision is as follows:

	For the Year Ended December 31,
	2024	2023	2022
Loss before income tax expense from China	$(1,238,315)	$(140,301)	$(40,933)
Loss before income tax expense from outside of China	(7,074,261)	(6,386,021)	(6,430,022)
Total loss before income tax provision	$(8,312,576)	$(6,526,322)	$(6,470,955)

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – TAXES (continued)

(a)	Corporate income taxes (continued)

Loss before income tax expense from outside of China represents the losses incurred by ReTo holdings companies incorporated outside of China.

The income tax provision (benefit) was nil for the years ended December 31, 2024, 2023 and 2022, respectively.

Deferred income taxes reflect the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The Company periodically evaluates the likelihood of the realization of deferred tax assets and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Due to continuous losses incurred, the Company provided full allowance on the deferred tax assets as of December 31, 2024 and 2023.

Deferred tax asset	As of December 31 2024	As of December 31 2023
Allowance for credit loss	$28,051	$922
Tax loss carried forwards	414,904	152,840
Deferred tax assets	442,955	153,762
Valuation allowance	(442,955)	(153,762)
Deferred tax assets, net	$-	$-

(b)	VAT

The Company is subject to VAT for selling products in China. The applicable VAT rate is 13% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued.

(c)	Taxes payable

The Company’s taxes payable consist of the following:

	As of December 31,	As of December 31,
	2024	2023
VAT tax payable	$71,796	$72,295
Corporate income tax payable	170,370	175,157
Land use tax and other taxes payable	7,462	6,681
Total	$249,628	$254,133

As of December 31, 2024 and 2023, the Company had taxes payable of approximately $0.2 million and $0.2 million, respectively, mostly related to the unpaid income tax and business tax in China. For the years ended December 31, 2024, 2023 and 2022, the Company has not received any penalty or interest charge notice from local tax authorities. Due to uncertainties associated with the status of examinations, including the protocols of finalizing audits by the relevant tax authorities, there is a high degree of uncertainty regarding the future cash outflows associated with these unpaid tax balances. The final outcome of this tax uncertainty is dependent upon various matters including tax examinations, interpretation of tax laws or expiration of the statute of limitations. The Company believes it is likely that the Company can reach an agreement with the local tax authority to fully settle its tax payables in a short term but cannot guarantee such settlement will ultimately occur.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – COMMITMENTS AND CONTIGENCIES

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings are related to, or arise from, lease disputes, commercial disputes, worker compensation complaints, default on guaranteeing third-party lease obligations, and default on loans. The Company first determines whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss, the loss will be accrued. The Company discloses a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated.

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company records transactions with various related parties. These related party balances as of December 31, 2024 and 2023 and transactions for the years ended December 31, 2024, 2023 and 2022 are identified as follows:

(1)	Related parties

Name of Related Party	Relationship to the Company
Mr. Hengfang Li	Chief Executive Officer and Chairman of the Board of Directors, and shareholder of the Company
Q Green Techcon Private Limited	A non-controlling shareholder of disposal subsidiary

(2)	Due from related parties

As of December 31, 2024 and 2023, the balance due from related parties was as follows:

	As of December 31, 2024	As of December 31, 2023
Mr. Hengfang Li	$24,048	$358,659

(3)	Sales to related party

	For the year ended December 31, 2024	For the year ended December 31, 2023	For the year ended December 31, 2022
Q Green Techcon Private Limited	$229,600	$-	$--

(4)	Equity grants

On June 4, 2022, the Company issued an aggregate of 1380 Common shares to directors under the 2018 Share Incentive Plan and the 2021 Share Incentive Plan (Note 16).

On March 12, 2023, the Company issued an aggregate of 670 Common shares to directors under the 2022 Share Incentive Plan (Note 16).

On August 12, 2024, the Company issued an aggregate of 1,1000 Common shares to directors under the 2022 Share Incentive Plan (Note 16).

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – SHAREHOLDERS’ EQUITY

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The restricted amounts as determined pursuant to PRC laws totaled $1,072,895 and $1,072,895 as of December 31, 2024 and 2023, respectively.

Common Shares

ReTo was established on August 7, 2015 under the laws of the British Virgin Islands.

Share redesignation.

On August 4, 2024, the board of directors and our shareholders at the 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”) approved the amendment and restatement of its amended Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”) to, among other things, (a) redesignate the existing common shares, par value $0.10 each, as Class A shares, par value $0.10 each (the “Class A Shares”), with the same rights as the existing common shares, including the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders; the right to an equal share in any dividend paid by the Company; and the right to an equal share in the distribution of the surplus assets of the Company on its liquidation, and (b) create an additional 2,000,000 shares each to be designated as Class B shares, par value $0.01 each (the “Class B Shares”), with each share to entitle the holder thereof to 1,000 votes but with transfer restrictions, pre-emption rights and no right to any dividend or distribution of the surplus assets on liquidation. The Company has retroactively reflected the above changes made to the Company’s capital structure in the consolidated financial statements as of the earliest period presented.

Immediately after the share redesignation, the Company has an unlimited authorized number of Class A shares with par value of $0.10 each and 2,000,000 authorized Class B shares with par value of $0.01 each.

Issuance of Class B shares

On August 14, 2024, as approved by the Company’s board of directors and on the 2024 Annual Meeting, the Company issued 1,000,000 Class B Shares to REIT International Development (Group) Co., Limited for a total consideration of $10,000. The issuance of the Class B Shares was in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Share Combinations

On May 9, 2023, the Company implemented a combination of its authorized, issued and outstanding common shares at a ratio of ten-for-one so that every ten shares (or part thereof) authorized and issued were combined into one share (with the fractional shares rounding up to the next whole share) (the “2023 Share Combination”). The Company’s common shares began trading on a post-combination basis on May 12, 2023. As a result of the 2023 Share Combination, the Company’s authorized shares were changed from 200,000,000 common shares, par value $0.001 per share, to 20,000,000 common shares, par value $0.01 per share.

On July 31, 2023, the Company’s board of directors approved a change of the maximum number of shares that the Company is authorized to issue from 20,000,000 shares of a single class each with a par value of $0.01 to an unlimited number of shares of a single class each with a par value of $0.01, effective July 31, 2023.

On February 1, 2024, the Company’s board of directors approved another combination of common shares on a ten-to-one basis (the “2024 Share Combination”). The Company’s common shares began trading on a post combination basis on March 1, 2024. As a result of the 2024 Share Combination, each ten pre-combination common shares of the Company were automatically combined into one common share without any action on the part of the holders, with par value of the common shares of the Company changing from $0.01 per share to $0.1 per share.

On February 11, 2025, the Company’s board of directors approved another combination of common shares on a ten-to-one basis (the “2025 Share Combination”). The Company’s common shares began trading on a post-combination basis on March 7, 2025. As a result of the 2025 Share Combination, each ten pre-combination common shares of the Company were automatically combined into one common share without any action on the part of the holders, with par value of the common shares of the Company changing from $0.1 per share to $1.0 per share

The share number and share-related data in the financial statements have been adjusted to reflect the above share combinations.

As of December 31, 2024 and 2023, 1,931,264 and 120,519 Class A common shares, respectively, were issued and outstanding.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – SHAREHOLDERS’ EQUITY (continued)

Equity Grants

On April 22, 2022, the Company’s board of directors approved the issuance of an aggregate of 1,025 common shares to its employees for their services under the 2018 Share Incentive Plan and also approved the issuance of an aggregate of 3,000 common shares to its employees, officers and directors for their services under the 2021 Share Incentive Plan, both of which were registered under the registration statement on Form S-8 which was filed with the SEC on April 26, 2022. The Company issued an aggregate of 4,025 common shares between May 9, 2022 and June 4, 2022 and recognized share-based compensation expenses of $3,296,475 related to the issuance.

On March 8, 2023, the Company’s board of directors approved the issuance of an aggregate of 5,000 common shares to its employees, officers and directors for their services under the 2022 Share Incentive Plan. For the year ended December 31, 2023, the Company recognized share-based compensation expenses of $2,100,000.

On June 7, 2024, the Company’s board of directors approved the issuance of an aggregate of 18,726 common shares to its employees, officers and directors for their services under the 2022 Share Incentive Plan. For the period from June 24, 2024 to August 12, 2024, the Company issued an aggregate of 18,726 Class A common shares, and the Company recognized share-based compensation expenses of $285,889.

Issuances for Consulting Services

In April 2021, the Company entered into a consulting service agreement with Geniusland International Capital Ltd. (“Geniusland”). Pursuant to the agreement, Geniusland would assist the Company with strategic initiatives over the service period between January 23, 2021 and January 24, 2024. For the first-year service, the Company issued 1,000 common shares valued at $1,330,000 based on the fair market price of the Company’s common shares, at $1,330 per share on April 9, 2021. In January 2022, the Company revised the consulting service agreement with Geniusland. Pursuant to the new agreement, the service ceased on March 28, 2022. For the service provided between December 29, 2021 and March 28, 2022, the Company issued 500 common shares valued at $735,000 based on the fair market price of the Company’s common shares, at $1,470 per share on January 3, 2022. Share-based compensation is amortized over the service period. For the years ended December 31, 2023, 2022 and 2021, the Company recognized share-based compensation expenses of nil, $735,000 and $1,330,000, respectively.

On February 27, 2023, the Company entered into a consulting service agreement with Express Transportation Ltd. (“ETL”). Pursuant to the agreement, ETL agreed to provide feasibility, analysis and risk management services for investment projects in mainland China in exchange for 2,000 common shares, which were issued on March 8, 2023. Share-based compensation is amortized over the service period. For the year ended December 31, 2023, the Company recognized share-based compensation expenses of $840,000.

On February 27, 2023, the Company entered into a consulting service agreement with Maxleed Investment Holding Ltd. (“MIHL”). Pursuant to the agreement, MIHL agreed to provide strategy, due diligence, business expansion and optimization services in exchange for 2,000 common shares, which were issued on March 8, 2023. Share-based compensation is amortized over the service period. For the year ended December 31, 2023, the Company recognized share-based compensation expenses of $840,000.

On September 25, 2023, the Company entered into a consulting service agreement with SevenBull, Inc. (“SevenBull”), pursuant to which the Company agreed to issue 20,000 common shares of the Company to the consulting firm as consideration for its business consulting services. The Company issued 20,000 common shares valued at $1,131,200 based on the fair market price of the Company’s common shares, at $56.6 per share on October 3, 2023. For the year ended December 31, 2023, the Company recognized share-based compensation expenses of $1,131,200.

On September 6, 2024, the Company entered into a consulting service agreement with Jaash Investment Limited (“Jaash Investment”), pursuant to which the Company agreed to issue 126,857 common shares of the Company to the consulting firm as consideration for its business consulting services. The Company issued 126,857 common shares valued at $2,067,766 based on the market price of the Company’s common shares on September 6, 2024. For the year ended December 31, 2024, the Company recognized the related share-based compensation expenses of $2,067,766.

RETO ECO-SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – SHAREHOLDERS’ EQUITY (continued)

Acquisition of REIT Mingde

On December 27, 2021, the Company entered into an acquisition agreement to acquire 100% equity interest in REIT Mingde and its subsidiaries from two unrelated parties for a consideration of $1,569,000 (or RMB 10 million). REIT Mingde, through its subsidiaries, is primarily engaged in providing roadside assistance services and software development services. The acquisition was completed on December 28, 2021. In lieu of cash consideration of RMB 10 million, the Company issued an aggregate of 2,580 common shares to the sellers, based on a price of $610 per share and the exchange rate of RMB 6.39 per USD 1 on February 22, 2022.

Private Placements

Private placement in 2022

On May 25, 2022, the Company issued 5,970 common shares to Hainan Tashanshi Digital Information Co., Ltd. at $600 per share for aggregate gross proceeds of $3,582,000.

Private placement in 2023

On May 18, 2023, the Company entered into a securities purchase agreement. Pursuant to the agreement, the Company issued 20,000 common shares at $330 per share for aggregate gross proceeds of $6,600,000, which were issued on May 25, 2023.

Private placements in 2024

On September 29, 2023, the Company entered into a securities purchase agreement to sell an aggregate of 150,000 common shares at a price of $100.0 per share to certain investors (the “September 2023 Offering”). On March 13, 2024, the Company entered into an amendment to the September 2023 Offering with such investors to change the subscription price from $100.0 to $40.0 and to change the terms of the closing of the October 2023 Offering, and the Company closed the October 2023 Offering with gross and net proceeds of $6,000,000. In addition, in a concurrent private placement (the “Concurrent Private Placement”) on September 29, 2023, the Company agreed to sell to certain other investors an aggregate of 100,000 common shares, par value $1.0, at $100.0 per share. On March 13, 2024, the Company entered into an amendment to the Concurrent Private Placement with such investors to change the subscription price from $100.0 to $40.0, and the Company closed the Concurrent Private Placement with gross proceeds of $4,000,000 and net proceeds of $3,939,062.

On August 30, 2024, the Company entered into an offering agreement. Pursuant to the agreement, the Company issued 1,409,520 common shares at $13.8 per share for aggregate gross and net proceeds of $19,451,376. The shares were issued on September 6, 2024.

For the year ended December 31, 2024, the Company issued an aggregate of 1,659,520 Class A shares for private placements with total net proceeds of $29,390,438.

Conversion of Convertible Debentures

During the year ended December 31, 2023, the Company issued an aggregate of 27,966 common shares for conversion of the $4,111,082 convertible debentures based on the conversion price ranging from $87.1 to $292 (see Note 11).

During the year ended December 31, 2022, the Company issued an aggregate of 1,359 common shares for conversion of $1,799,314 convertible debentures based on the conversion price ranging from $343.9 to $1,401.4 (see Note 11).

Purchase of Non-controlling Interest in Xinyi REIT

On April 8, 2022, the Company signed an agreement with the minority shareholder of Xinyi REIT. Pursuant to the agreement, the Company agreed to purchase the minority shareholder’s 30% equity interest in Xinyi REIT for an aggregate consideration of RMB 18 million.

Non-controlling Shareholder Contribution

On April 6, 2022, Hainan Shi Yuan Tong Da Ye Feng Private Equity Partnership (Limited Partnership) signed an investment agreement with REIT Mingde to invest RMB 5 million (approximately $0.8 million) into REIT Mingde’s then subsidiary Hainan Fangyuyuan in exchange for 10% equity interest.

NOTE 17 – SUBSEQUENT EVENTS

On April 25, 2025, ReTo entered into a Share Exchange Agreement (the “Share Exchange Agreement”) to acquire 51% equity interest in MeinMalzeBier, a British Virgin Islands business company, from its original shareholders (the “Seller”). Pursuant to the Share Exchange Agreement, subject to the terms and conditions set forth therein, the purchase consideration consisted of (i) an amount in cash equal to $3,978,000 (the “Cash Consideration”) and (ii) issuance of 4,680,000 of the Company’s Class A Shares (the “Exchange Shares”) with earnout and escrow conditions at a price $3.40 per share (the “Share Consideration” and together with the Cash Consideration, the “Total Purchase Consideration”). MeinMalzeBier, through its subsidiaries in the PRC, is engaged in the business of selling craft beers and beer machines in the PRC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

MeinMalzeBier Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MeinMalzeBier Holding Limited and subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of income and comprehensive income (loss), changes in shareholders’ deficits, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has the Company has incurred and expects to continue to incur significant costs and the Company’s cash and working capital are not sufficient one year from the issuance date of the consolidated financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditors since 2025.

Flushing, New York

April 16, 2025

MEINMALZEBIER HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2024	2023
ASSETS
Current Assets:
Cash	$9,994	$1,525
Accounts receivable	74,959	4,056
Prepaid assets and other receivable	54,511	35,008
Due from a related party	-	1,408
Inventories	71,518	-
Total Current Assets	210,982	41,997

Non-current Assets:
Fixed assets, net	219,447	-
Right-of-use assets	69,416	61,926
Other non-current assets	8,821	-
Total Non-current Assets	297,684	61,926

Total Assets	$508,666	$103,923

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Liabilities：
Current Liabilities:
Accounts payable	$98,131	$4,949
Other payables	28,317	7,963
Other payables - related party	367,017	35,240
Lease liability - current	69,340	32,953
Total Current Liabilities	562,805	81,105

Non-current Liabilities:
Lease liability - noncurrent	8,162	34,284
Total Non-current Liabilities	8,162	34,284

Total Liabilities	570,967	115,389

Commitments and Contingencies (Note 12)

Shareholders’ Deficit:
Ordinary shares*, $1 par value, 50,000 shares authorized, 10 shares issued and outstanding at December 31, 2024 and 2023, respectively	10	10
Additional paid-in capital	282,432	685
Accumulated deficit	(355,639)	(11,497)
Accumulated other comprehensive loss	10,896	(664)
Total shareholders’ deficit	(62,301)	(11,466)
Total Liabilities and Shareholders’ Deficit	$508,666	$103,923

*	The share information is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

MEINMALZEBIER HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2024	2023

Revenues	$111,460	$3,188
Cost of revenues	41,395	2,203
Gross Profit	70,065	985

Operating expenses
Selling and marketing	205,117	2,034
General and administrative	208,888	10,409
Total Operating Expenses	414,005	12,443

Loss from operations	(343,940)	(11,458)

Other expense
Interest expense	202	39
Total other expense	202	39

Loss before income taxes	(344,142)	(11,497)

Income taxes	-	-

Net loss	$(344,142)	$(11,497)

Net loss per share*
Basic and diluted	$(34,414)	$(1,150)

Weighted average ordinary shares* outstanding
Basic and diluted	10	10

Comprehensive loss
Net loss	$(344,142)	$(11,497)
Other comprehensive loss
Foreign currency translation adjustment	11,560	(664)
Comprehensive loss	$(332,582)	$(12,161)

*	The share information is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

MEINMALZEBIER HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

					Accumulated
	Ordinary Shares*		Additional		Other	Total
	Number of		Paid-in	Accumulated	Comprehensive	Shareholders’
	Shares*	Amount	Capital	Deficit	Loss	Deficit

Balance, January 1, 2023	10	$10	$-	$-	$-	$10

Shareholder contribution	-	-	685	-	-	685

Net loss	-	-	-	(11,497)	-	(11,497)

Foreign currency translation adjustment	-	-	-	-	(664)	(664)

Balance, December 31, 2023	10	10	685	(11,497)	(664)	(11,466)

Shareholder contribution	-	-	281,747	-	-	281,747

Net loss	-	-	-	(344,142)	-	(344,142)

Foreign currency translation adjustment	-	-	-	-	11,560	11,560

Balance, December 31, 2024	10	$10	$282,432	$(355,639)	$10,896	$(62,301)

*	The share information is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

MEINMALZEBIER HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023

Cash Flows from Operating Activities:
Net loss	$(344,142)	$(11,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	27,203	-
Change in right-of-use assets	54,935	9,698
Changes in operating assets and liabilities:
Accounts receivable	(70,903)	(4,056)
Prepaid assets and other receivable	(19,503)	(35,008)
Inventories	(71,518)	-
Other non-current assets	(8,821)	-
Accounts payable	93,182	4,949
Other payables	20,354	7,963
Lease liability	(55,561)	(5,084)
Net Cash Used in Operating Activities	(374,774)	(33,035)

Cash Flows from Investing Activities
Purchase of property and equipment	(249,809)	-
Net Cash Used in Investing Activities	(249,809)	-

Cash Flows from Financing Activities
Change in advances from related party	333,185	33,832
Contribution from shareholder	281,747	685
Net Cash Provided by Financing Activities	614,932	30,169

Effect of Exchange Rate Changes on Cash	18,120	43

Net Change in Cash and Cash Equivalents	8,469	1,525

Cash and Cash Equivalents - beginning of year	1,525	-

Cash and Cash Equivalents - end of year	$9,994	$1,525

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Noncash Investing and Financing Activities
Right-of-use-assets obtained in exchange for operating lease obligations	$64,249	$71,790

The accompanying notes are an integral part of these consolidated financial statements.

MEINMALZEBIER HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Principal Activities

MeinMalzeBier Holdings Limited (“MMB”) is a holding company incorporated in the British Virgin Islands (“BVI”) on December 6, 2024. MMB, through two of the subsidiaries (collectively the “Company”), is engaged in the business of selling craft beers and beer machines in the People’s Republic of China (“PRC” or “China”).

On December 16, 2024, the Company formed its wholly-owned subsidiary, MeinMalzeBier Global Limited (“MMB HK”) in Hong Kong.

On September 6, 2004, Shenzhen Dirong Century Big Data Technology Co., Ltd. (“Dirong”), a fully owned subsidiary of MMB HK was incorporated under the laws of the PRC.

On April 12, 2024, Shenzhen Melody Catering Management Co., Ltd. (“Melody”), a fully owned subsidiary of MMB HK was incorporated under the laws of the PRC.

Details of the Company’s subsidiaries as of December 31, 2024 are as follows:

			Ownership
	Date of	Place of	percentage
	Incorporation or	incorporation or	direct or	Principal
Company name	acquisition	establishment	indirect	activities
Subsidiaries:
MMB HK	December 16, 2024	Hong Kong	100%	Holding
Dirong	September 6, 2004	China	100%	Sale of beer machines
Melody	April 12, 2024	China	100%	Sale of craft beers

Company Reorganization

In 2024, the Company undertook the following steps to affect a reorganization (the “Reorganization”):

●	Formation of the MMB holding company and MMB HK

●	During the year ended December 31, 2024, one of the shareholder’s of the Company made a total cash contribution of $281,747

●	100% of Dirong and Melody equity interests were transferred to MMB HK, which is ultimately 100% controlled by MMB

Immediately before and after the Reorganization, MMB, together with its subsidiaries are effectively controlled by the same controlling shareholders: therefore, the Reorganization was accounted for as a recapitalization, and the current capital structure has been retroactively presented in prior periods as if such structure existed at that time. This includes a retrospective presentation for all equity related disclosures, including share and per share, which have been revised to reflect the effects of the reorganization.

Note 2 – Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating requirements and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

The Company’s working capital deficit and cash on-hand was approximately $352,000 and $10,000, respectively, as of December 31, 2024. To enhance liquidity over the next 12 months, the Company plans to focus on driving revenue growth, optimizing its cost structure, and improving accounts receivable management. To achieve this, the Company will leverage its market leadership by introducing innovative products and services, while strategically expanding its market share in key regions. These efforts are expected to generate additional cash inflows and foster steady revenue growth. Also, the Company is working to improve its liquidity and capital sources through equity financing in short term. The management believes that the Company has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months from the filing date of these consolidated financial statements. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, its operating results may deteriorate and its bank and shareholders may not provide continued financial support.

Note 3 – Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in these estimates and assumptions may have a material impact on the consolidated financial statements and accompanying notes. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Significant estimates during the year ended December 31, 2024 include the assumptions used in valuation of deferred tax assets.

Translation of Foreign Currencies

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The consolidated financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows may not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive loss included in consolidated balance sheets and statements of changes in shareholders’ equity. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates with any transaction gain and or losses are included in the results of operations as incurred.

The value of RMB against U.S. Dollar may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s consolidated financial condition in terms of reporting. The following table outlines the currency exchange rates that were used in the consolidated financial statements:

	December 31,
	2024	2023
Spot Rate	7.2993	7.0999
Average Rate	7.1957	7.0809

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Accounts Receivable and Allowance for Credit Losses

The Company’s accounts receivable primarily consist of trade receivables. The Company records an allowance for credit losses that is based on customer knowledge, any known disputes, and the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Receivables are written off against the allowance after all attempts to collect a receivable have failed. As of December 31, 2024 and 2023, substantially all of the accounts receivables are within six months, and the Company did not provide allowance against the accounts receivables.

Current Expected Credit Losses

In 2024, the Company adopted FASB Accounting Standards Codification (“ASC”) Topic 326 – “Financial Instruments – Credit Losses” (“ASC Topic 326”) for financial assets at amortized cost including accounts receivable and other receivables. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset. No impact on the consolidated financial statements upon adoption.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Assets and liabilities measured at fair value on a recurring basis.

Cash and Cash Equivalents

Cash and cash equivalents consist of deposits with banks and all highly liquid investments, with maturities of three months or less, that are not segregated and deposited for regulatory purposes. All cash are located in China. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash. Cash in China may not be freely transferable out of the PRC because of exchange control regulations or other reasons.

Inventories and Provision for Excess or Expired Inventory

Inventories consist of barrels of craft beers which is stated at the lower of cost or net realizable value.  Net realizable value is the difference between the expected sale price and the total sale or disposal costs. Cost of inventory is determined using the first-in, first-out basis method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving and obsolete inventory, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased.

The provisions for excess or expired inventory are based on management’s estimates of forecasted usage of inventories on hand. Forecasting usage involves significant judgments regarding future demand for the Company’s various existing products. A significant change in the timing or level of demand for certain products as compared to forecasted amounts may result in recording additional provisions for excess or expired inventory in the future. Provision for excess or expired inventory included in cost of goods sold was nil for the years ended December 31, 2024 and 2023.

Fixed Assets, net

Fixed assets are stated at cost less accumulated depreciation, and depreciated on a straight-line basis over the estimated useful lives of the assets with no residual value. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment	5 years
Machinery	5 years

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. The Company did not record any impairment charge for the years ended December 31, 2024 and 2023, as there was no impairment indicator noted.

Leases

On January 1, 2022, the Company adopted FASB ASC Topic 842, “Leases,” (“ASC Topic 842”) which requires that a lessee recognize in the consolidated balance sheet a lease liability and a corresponding right-of-use asset, including for those leases that the Company currently classifies as operating leases. The right-of-use asset and the lease liability was initially measured using the present value of the remaining lease payments. ASC Topic 842 was implemented using a modified retrospective approach which resulted in no cumulative-effect adjustment in the opening balance of retained earnings as of January 1, 2022.

The Company reviews all relevant contracts to determine if the contract contains a lease at its inception date. A contract contains a lease if the contract conveys to the Company the right to control the use of an underlying asset for a period of time in exchange for consideration. If the Company determines that a contract contains a lease, it recognizes, in the consolidated balance sheets, a lease liability and a corresponding right-of-use asset on the commencement date of the lease. The lease liability is initially measured at the present value of the future lease payments over the lease term using the rate implicit in the lease or, if not readily determinable, the Company’s secured incremental borrowing rate. An operating lease right-of-use asset is initially measured at the value of the lease liability minus any lease incentives and initial direct costs incurred plus any prepaid rent.

Each lease liability is measured using the Company’s secured incremental borrowing rate. The Company’s leases have remaining terms of two to three years, and some of which include options to terminate the lease upon notice. The Company considers these options when determining the lease term used to calculate the right-of-use asset and the lease liability when the Company is reasonably certain it will exercise such option.

The Company’s operating leases contain both lease components and non-lease components. Non-lease components are distinct elements of a contract that are not related to securing the use of the underlying assets, such as common area maintenance and other management costs. The Company elected to measure the lease liability by combining the lease and non-lease components as a single lease component. As such, the Company includes the fixed payments and any payments that depend on a rate or index that relate to the lease and non-lease components in the measurement of the lease liability. Some of the non-lease components are variable in nature and not based on an index or rate, and as a result, are not included in the measurement of the operating lease right-of-use assets or operating lease liability.

Operating lease expense is recognized on a straight-line basis over the lease term and is included in occupancy expenses in the Company’s consolidated statements of comprehensive income.

Currency Risk

To the extent that the Company needs to convert U.S. dollars into Renminbi for its operations, appreciation of the Renminbi against the U.S. dollars would have an adverse effect on the Renminbi amount it receives from the conversion. Conversely, if the Company decide to convert Renminbi into U.S. dollars for the purpose of making payments for business purposes, appreciation of the U.S. dollars against the Renminbi would have a negative effect on the U.S. dollars amounts.

Interest Rate Risk

The Company has not been exposed to material risks due to changes in market interest rates, and it has not used any derivative financial instruments to manage its interest risk exposure. However, the Company cannot provide assurance that it will not be exposed to material risks due to changes in market interest rates in the future.

Concentration of Credit Risk and Uncertainties

Currently, the Company ’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. A portion of the Company’s sales are credit sales to customers whose ability to pay are dependent upon the prevailing industry economics. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Customers

Customers which contributed more than 10% of total accounts receivable are as below:

	Years Ended December 31,
	2024	2023
Customer A	44%	25%
Customer B	17%	54%
Customer C	19%	n/a
Customer D	13%	n/a
Customer E	*	21%

Customers which contributed more than 10% of total revenue are as below:

	Years Ended December 31,
	2024	2023
Customer A	25%	21%
Customer B	12%	53%
Customer C	10%	*
Customer F	27%	*

Suppliers

1 supplier accounted for 100% of the Company’s purchase during the years ended December 31, 2024 and 2023.

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

Under ASC 606, in order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised goods or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” goods or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the goods or service either on its own or together with other resources that are readily available to the customer (i.e., the goods or service is capable of being distinct).

●	The entity’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the goods or service is distinct within the context of the contract).

If a goods or service is not distinct, the goods or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

Per ASC 606, the transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties (for example, some sales taxes). The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

A contract is established between the Company and the customer, specifying the products to be delivered and the payment terms. By signing the sales contract, customers agree to purchase and pay the specified consideration. The Company identifies a single performance obligation for the services provided, eliminating the need for transaction price allocation. The contract specifies a fixed amount as the sales price and the Company does not offer warranty on products sold. The Company recognizes revenue when obligations under the terms of a contract with its customer are satisfied; generally, this occurs with the transfer of control of its products. Payments are due on the 5th day of each month for its customers. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. If the conditions for revenue recognition are not met, the Company defers the revenue until all conditions are met.

The Company is the principal for its sales transactions and recognizes revenue on a gross basis. The Company is the principal when it has control of the merchandise before it is transferred to the customers. Revenue from merchandise sales is recognized at the point of sale.

Disaggregation of Revenue

The following table sets forth the Company’s revenue based on services for the periods indicated:

	Years Ended December 31,
	2024	2023
Craft Beers	$79,603	$3,188
Bear Machines	29,184	-
Total revenue	$108,787	$3,188

Cost of Revenue

Cost of revenue includes cost of craft beers and related taxes. The Company applies the FIFO (first-in first-out) method to calculate the unit cost of inventory, ensuring a consistent and systematic approach to cost allocation. Upon the sale of products, the corresponding inventory costs are recognized as cost of revenue. This process ensures that the purchase costs incurred are accurately matched with the revenue generated, reflecting the economic flow of resources.

Selling and Marketing Expenses

All costs related to selling and marketing are expensed as incurred. For the years ended December 31, 2024 and 2023, selling and marketing costs amounted to $205,117 and $2,034, respectively. Advertising costs are expensed as incurred and included in the selling and marketing expenses. Advertising costs were $13,115 and $2,034 for the years ended December 31, 2024 and 2023, respectively.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2024 and 2023, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense, if any. There were no such interest and penalties as of December 31, 2024 and 2023.

Value Added Tax

Revenues from sale of craft beers is subject to a VAT of 1% to 3%. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of services/products provided/sold. The Company reports revenue net of PRC’s VAT for all the years presented on the consolidated statements of operations and comprehensive loss.

Loss per Share

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary stock were exercised or converted into ordinary stock or resulted in the issuance of ordinary stock that then shared in the earnings of the entity.

Basic net loss per ordinary share is computed by dividing net loss available to ordinary shareholders by the weighted average number of shares of ordinary stock outstanding during the period. Diluted earnings per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary stock, ordinary stock equivalents and potentially dilutive securities outstanding during each period. For the years ended December 31, 2024 and 2023, no potentially dilutive ordinary shares. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

Comprehensive Loss

Comprehensive loss is comprised of net loss and all changes to the statements of shareholders’ deficit, except those due to investments by shareholders and changes in paid-in capital. For the Company, comprehensive loss for the years ended December 31, 2024 and 2023 consisted of net loss and unrealized loss from foreign currency translation adjustment.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Segment Reporting

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”) and chairman of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company has determined that it has one reportable business segment. During the years ended December 31, 2024 and 2023, all of the Company’s customers are in the PRC and all revenue is derived from the sale of craft beers.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023 - 09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance is intended to enhance the transparency and decision - usefulness of income tax disclosures. The amendments in ASU 2023 - 09 address investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023 - 09 is effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Note 4 – Accounts Receivable, net

Accounts receivable, net consists of the following:

	As of December 31,
	2024	2023
Accounts receivable	$74,959	$4,056
Allowance for doubtful accounts	-	-
Total accounts receivable, net	$74,959	$4,056

No allowance for expected credit losses was recorded as of December 31, 2024 and 2023, as the Company has not experienced any historical credit losses with its customer base. Subsequent to these balance sheet dates, and up to the date of report, accounts receivable as of December 31, 2024 were collected $5,150.

Note 5 – Inventories

Inventories consist of the following:

	December 31,
	2024	2023
Raw materials	$-	$-
Work in process	-	-
Finished goods	71,518	-
Total	$71,518	$-

During the years ended December 31, 2024 and 2023, the Company recognized inventories write-down of nil in cost of revenues.

Note 6 – Prepaid Assets and Other Receivable

Prepaid assets and other receivable consisted of the following:

	Years Ended December 31,
	2024	2023
Prepaid to vendors for beer purchase	$36,434	$32,395
Security Deposits	11,198	1,408
Others	6,850	2,613
	$54,482	$36,416

Note 7 – Fixed Assets, net

Fixed assets consisted of the following:

	Years Ended December 31,
	2024	2023
Office equipment	$2,028	$-
Machinery	244,237	-
Less: accumulated depreciation	(26,818)	-
	$219,447	$-

For the years ended December 31, 2024, and 2023, depreciation expense amounted to $27,203 and nil, respectively.

Note 8 – Related Parties Transactions

Other receivable – related party

Due from related party consisted of the following:

	December 31,
Name of related party	2024	2023
Xiaojun Zou (1)	$-	$1,408
	$-	$1,408

(1)	Xiaojun Zou (“Mr. Zou”) is the Company’s Manager.

At December 31, 2024 and 2023, other receivable- related party represents an advance provided to Mr. Zou for Company’s operation. During the years ended December 31, 2024 and 2023, the Company advanced nil and $1,408, respectively, to Mr. Zou and received repayment of $1,408 and nil, respectively. The advance is short-term in nature, non-interest bearing, unsecured and repayable on demand. As of December 31, 2024 and 2023, other receivable - related party amounted to nil and $1,408, respectively.

Other payable – related party

Due to related party consisted of the following:

	December 31,
Name of related party	2024	2023
Lap Cheong Chan (2)	$367,017	$35,240
	$367,017	$35,240

(2)	Lap Cheong Chan (“Mr. Chan”) is the Company’s Shareholder.

At December 31, 2024 and 2023, other payable- related party consisted of expenses paid by Mr. Chan  on behalf of the Company and advances from him for working capital. During the years ended December 31, 2024 and 2023, the Company advanced $340,701 and $35,240, respectively, from Mr. Chan  and repaid $8,924 and nil, respectively. The related party’ advances are short-term in nature, non-interest bearing, unsecured and repayable on demand. As of December 31, 2024 and 2023, other payable- related party amounted to $367,017 and $35,240, respectively.

Note 9 – Income Taxes

The entities within the Company file separate tax returns in the respective tax jurisdictions in which they operate.

British Virgin Islands

The Company is a tax-exempt entity incorporated in British Virgin Islands.

Hong Kong

MMB HK was incorporated in Hong Kong and does not conduct any substantial operations of its own. No provision for Hong Kong profits tax has been made in the consolidated financial statements as MMB HK has no assessable profits for the year ended December 31, 2024 and 2023.

China

The Company’s PRC operating subsidiaries, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. The Company’s PRC operating subsidiaries qualify as small and micro enterprises, and are subject to a preferential income tax rate of 5%.

For the years ended December 31, 2024 and 2023, the Company incurred current income tax expenses of nil and nil, respectively. For the years ended December 31, 2024 and 2023, the Company did not incur any deferred tax expenses or benefits.

Reconciliation of the Differences Between Statutory Tax Rate and the Effective Tax Rate

The Company operates in serval tax jurisdictions. Therefore, its income is subject to various rates of taxation. The income tax expense differs from the amount that would have resulted from applying the Cayman Islands statutory income tax rate to the Company’s pre-tax income as follows:

	Years Ended
	December 31,
	2024	2023
Loss before income tax	$(344,142)	$(11,497)
Statutory tax rate in the PRC	5%	5%
Income tax expense at statutory tax rate	(17,207)	(575)
Non-deductible expenses	-
Change in valuation allowance	17,207	575
Income tax	$-	$-

The reconciliations to statutory rates for fiscal 2024 and 2023 were as follows:

	Years Ended
	December 31,
	2024	2023
Statutory rate	25%	25%
Effect of preferential tax rate	(20)%	(20)%
Effect of non-deductible expenses	-%	-%
Effect of non-taxable income	-%	-%
Effect of change in valuation allowance	(5)%	(5)%
	-%	-%

The Company’s approximate net deferred tax assets as of December 31, 2024 and 2023 attributable to tax filings in the PRC were as follows:

	As of December 31,
Deferred tax assets:	2024	2023
Net operating loss carryforward	$17,782	$575
Valuation allowance	(17,782)	(575)
Net deferred tax assets, net	$-	$-

Management has applied a valuation allowance to the total amount of deferred tax assets based on the determination that it is more likely than not that the deferred tax asset will not be realized. This determination was based on the historic and estimated future profitability of the entities to which the deferred tax assets relate.

The movement of valuation allowance as follows:

	As of December 31,
	2024	2023
Balance at beginning of the period	$575	$-
Additions	17,207	575
Balance at ending of the period	$17,782	$575

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefits. The Company does not believe that its uncertain tax benefits position will materially change over the next twelve months.

Note 10 – Lease

All of the Company’s leases are classified as operating leases and primarily consist of real estate leases for corporate offices and other facilities. The Company’s lease agreements do not contain any residual value guarantees, restrictions or covenants. The Company has the option to extend the lease by providing written notice at least 60 days before the lease expires. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at lease commencement to determine the present value of the lease payments. Cash paid for amounts included in the measurement of operating lease liabilities was approximately $55,561 and $5,084 for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the weighted-average remaining lease term on these leases is approximately 1.41 and 2.08 years, respectively and the weighted-average discount rate used to measure the lease liabilities was approximately 3.22% and 4.20%, respectively.

The following table presents balances reported in the consolidated balance sheets related to the Company’s leases:

	As of December 31,
	2024	2023
Operating lease right-of-use assets	$69,416	$61,926
Operating lease liabilities	$77,502	$62,985

The following table summarizes the maturity of lease liabilities under operating lease as of December 31, 2024:

Operating Lease
2025	$71,064
Thereafter	8,199
Total lease payments	79,263
Amount of lease payments representing interest	(1,761)
Total present value of operating lease liabilities	$77,502
Current portion	$69,340
Long-term portion	8,162
Total	$77,502

The following table presents operating lease cost reported in rent expenses on the consolidated statements of comprehensive (loss) related to the Company’s leases:

	For the Years Ended December 31,
	2024	2023
Operating lease expense	$58,524	$10,409

Note 11 – Equity

Ordinary Shares

The Company was established under the laws of the British Virgin Islands on December 6, 2024. The authorized number of ordinary shares was 50,000 shares of a single class with a par value of $1 per ordinary share, and 10 ordinary shares were issued as of December 6, 2024. The Company has retroactively restated all shares and per share data for all the periods presented pursuant to ASC 260 (Note 1). As a result, the Company had 50,000 authorized ordinary shares, par value $1 per share, of which 10 were issued and outstanding as of December 31, 2024 and 2023.

Statutory Reserve

The Company’s subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Company’s board of directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

For the years ended December 31, 2024, and 2023, the Company has no addition to the statutory reserve.

Capital Contribution

For the years ended December 31, 2024, and 2023, the shareholder of the Company made a total cash contribution of $281,747 and $685, respectively.

Note 12 – Commitments and Contingencies

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Note 13 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued. The Company has evaluated all events or transactions that occurred after December 31, 2024, up through the date the Company issued the consolidated financial statements and concluded that except for the matter disclosed below, no material subsequent events to be disclosed.

On February 17, 2025, the Company entered into a non-binding Letter of Intent (“LOI”) with ReTo Eco-Solutions, Inc. (the “Acquirer”), pursuant to which the Acquirer proposes to acquire a 51% controlling equity interest in the Company for an aggregate consideration of US$19.89 million. The purchase price shall be payable through: (i) cash payment of $3.978 million and (ii) issuance of $15.912 million worth of the Acquirer’s Class A ordinary shares.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Act allows a BVI company to indemnify any current or former director against any expense, judgment, fine or amount paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings brought against the director because the director served as a director of the company if: (i) the director acted honestly and in good faith and in what the director believed to be in the best interests of the company; and (ii) (in the case of criminal proceedings) the director had no reasonable cause to believe that the director’s conduct was unlawful. An indemnity that breaches the Act is void.

The Act allows a BVI company to pay any expenses incurred by any current or former director in defending any legal, administrative or investigative proceedings before the proceedings are finally concluded if the company is given an undertaking from, or on behalf of, the director to repay all amounts paid by the company if it is ultimately determined that the director is not entitled to be indemnified by the company.

With regard to conflicts of interest, any director of the Company who is interested in a transaction into which the Company has entered or will enter may vote on a matter relating to that transaction as long as he or she has disclosed the interest to each other director of the Company.

We are permitted under the M&A to purchase directors and officers insurance for each of the directors and officers of the Company whether or not the Company has the power to indemnify that person under the M&A.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to Regulation 14 of the M&A, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Streeterville Financing

On June 16, 2025, ReTo entered into the Securities Purchase Agreement with the Selling Shareholder. Pursuant to the Securities Purchase Agreement, ReTo agreed to issue and sell to the Selling Shareholder one or more Pre-Paid Purchases at an aggregate purchase price of up to $10,000,000 for the purchase of Class A Shares of ReTo. The Company also agreed to issue (i) 28,612 Commitment Shares to the Selling Shareholder as consideration for the Selling Shareholder’s commitment and (ii) 635,000 Pre-Delivery Shares to the Selling Shareholder for $63.50 on June 17, 2025.

The Securities Purchase Agreement provides for an Initial Pre-Paid Purchase in the principal amount of $3,165,000, before deducting an OID of $150,000 and a transaction expense amount of $15,000. The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be five percent (5%) of the amount set forth in the applicable Request (as defined in the Securities Purchase Agreement) and each subsequent Pre-Paid Purchase will accrue interest at the rate of seven percent (7%) per annum. Within a committed two-year period, and subject to certain specified conditions, the Company may request the issuance of additional Pre-Paid Purchases to the Investor, with each purchase amount no less than $250,000, provided that the total outstanding balance of all Pre-Paid Purchases does not exceed $2,000,000.

Pursuant to the Securities Purchase Agreement and a registration rights agreement entered into on the same date, the Company will file a registration statement under the Securities Act to register the resale of a required number of Class A Shares, including the Commitment Shares, Pre-Delivery Shares and Class A Shares issuable pursuant to the Pre-Paid Purchases within forty-five (45) days after the Closing Date.

Following the funding of each Pre-Paid Purchase, the Investor has the right, but not the obligation, to purchase from the Company its Class A Shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding Class A Shares. The purchase price of the Class A Shares will be 85% of the lowest daily VWAP during the ten (10) trading days immediately prior to the purchase notice date, but not less than the Floor Price. The Floor Price for the Initial Pre-Paid Purchase is $1.00. The Floor Price for the subsequent Pre-Paid Purchase is the greater of 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) as of the applicable Pre-Paid Purchase date and $1.00.

In an event of default as specified in the Pre-Paid Purchase, the Investor may accelerate repayment, requiring the outstanding balance to become immediately due, with interest accruing at a rate of the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law.

The Securities Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. The Pre-Paid Purchases are unsecured, and the Investor has the right, but not the obligation, to purchase additional Class A Shares under the terms set forth in the Securities Purchase Agreement. See more description in our Report on Form 6-K that was furnished to the SEC on June 23, 2025, which is incorporated by reference into this prospectus.

MeinMalzeBier Acquisition

On April 25, 2025, ReTo completed the MeinMalzeBier Acquisition of a 51% equity interest in MeinMalzeBier, a BVI business company, pursuant to a Share Exchange Agreement, dated April 25, 2025, by and among ReTo, MeinMalzeBier, and MeinMalzeBier’s existing shareholders. The total consideration for the MeinMalzeBier Acquisition consisted of $3,978,000 in cash and 4,680,000 newly issued Class A Shares, with an aggregate value of $15,912,000. All the 4,680,000 Class A Shares issued as consideration were placed in escrow and are subject to a three-year earnout period based on the post-closing financial performance of MeinMalzeBier’s two wholly-owned PRC subsidiaries, Melody and Dirong. The securities issued were made pursuant to exemptions from registration under Regulation S and/or Regulation D of the Securities Act.

Divesture in December 2024

On December 30, 2024, ReTo entered into the Share Sale Agreement with Zhao Duan Wen, pursuant to which the Company agreed to sell all of its shares in REIT Holdings to the buyer for a purchase price of US$80,000. REIT Holdings is the holding company of multiple indirect subsidiaries of ReTo, which were engaged in in the business of manufacture and distribution of eco-friendly construction materials, ecological restoration projects and software development services and solutions utilizing Internet of Things technologies. The board of directors of the Company approved the December 2024 Divesture based on considerations that these lines of business had experienced significant losses over the years and that the Company plans to focus on existing and new businesses that are more profitable and promising. The terms of the Share Sale Agreement, including the purchase price, were negotiated based on a valuation report of a third-party appraisal firm.

Private Placement in August 2024

On August 30, 2024, ReTo entered into a securities purchase agreement with certain purchasers in connection with the issuance and sale of an aggregate of 1,409,520 Class A Shares, at $13.8 per share for an aggregate of purchase price of $19,451,376 (the “August 2024 Private Placement”). On the same day, the parties closed the private placement. As of the date of this annual report, we have used approximately $4.9 million of the proceeds from the August 2024 Private Placement. We intend to use the balance of the proceeds for future mergers and acquisitions and working capital purposes. The sale of the Class A Shares was made pursuant to the provisions of Regulation S promulgated under the Securities Act.

On August 30, 2024, ReTo engaged Jaash Investment Limited, a company organized under the laws of Hong Kong, for consulting services in connection with the August 2024 Private Placement and agreed to issue 126,857 Class A Shares to Jaash Investment Limited as consideration for its services within 5 business days after the closing of the August 2024 Private Placement. These Class A Shares were issued pursuant to Section 4(a)(2) of the Securities Act on the closing date of the August 2024 Private Placement.

Share Redesignation and Issuance of Class B Shares in August 2024

On August 8, 2024, as approved by ReTo’s board of directors and shareholders at the 2024 Annual General Meeting of Shareholders, ReTo (a) redesignated the existing common shares, par value US$0.10 each at that time, as Class A Shares with the same rights as the existing common shares and (b) created an additional 2,000,000 shares each to be designated as Class B Shares, with each share to entitle the holder thereof to 1,000 votes but with transfer restrictions, pre-emption rights and no right to any dividend or distribution of the surplus assets on liquidation.

On August 14, 2024, as approved by ReTo’s board of directors and shareholders at the 2024 Annual General Meeting of Shareholders, ReTo issued 1,000,000 Class B Shares to REIT International at par value for a total consideration of $10,000. The issuance of the Class B Shares was in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act. Mr. Hengfang Li, ReTo’s Chief Executive Officer and Chairman of the Board at that time, Mr. Guangfeng Dai, ReTo’s President, Chief Operating Officer and Chairman of the Board, Mr. Zhizhong Hu, ReTo’s Chief Technology Officer and director, and Mr. Degang Hou, ReTo’s Chief Internal Control Officer, holds 40%, 20%, 20% and 20% ownership, respectively, of REIT International and have the respective voting and investment power with respect to the 3,904 Class A Shares and 1,000,000 Class B Shares held by REIT International. Upon issuance of 1,000,000 Class B Shares, REIT International in the aggregate holds approximately 13.1% of ReTo’s total issued and outstanding Shares and 99.3% of the aggregate voting power of ReTo’s total issued and outstanding Shares at that time.

Private Placement in September 2023

On September 29, 2023, we entered into securities purchase agreements (the “Original Private Placement SPA”) for a private placement (the “2023 Private Placement”), in reliance upon Regulation S of the Securities Act, to sell to certain other investors an aggregate of 100,000 Common Shares, at a price per share of $100.00. On March 13, 2024, we entered into an amendment to the Original Private Placement SPA with such investors to change the per share purchase price from $100.00 to $40.00 for the sale of an aggregate of 100,000 Common Shares, and to change the terms of the closing of the 2023 Private Placement.

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 6-K (File No. 001-38307) filed on May 13, 2025).
4.1	Specimen Class A Share Certificate (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
5.1*	Opinion of Mourant Ozannes regarding the legality of the securities being registered.
9.1	Form of Shareholder’s Voting Proxy Agreement (Incorporated herein by reference to Exhibit 9.1 to the Company’s Form F-1/A (File No. 333-219709) filed on August 4, 2017).
10.1#	Form of Employment Agreement by and between ReTo Eco-Solutions, Inc. and its Executive Officers (Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 20-F (File No. 001-38307) filed on May 15, 2024).
10.2#	Translation of Form of Labor Contract (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K (File No. 001-38307) filed on May 30, 2025).
10.3	2022 Share Incentive Plan (Incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8 (File No. 333-270355) filed on March 8, 2023)

10.4	Translation of Lease Agreement, dated December 29, 2024, by and between Cheng Zhang and REIT Equipment (incorporated herein by reference to Exhibit 4.4 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
10.5	Translation of Lease Agreement, dated December 12, 2024, by and between Xiaojuan Fan and Xi'an Branch of REIT Equipment (incorporated herein by reference to Exhibit 4.5 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
10.6	Translation of Lease Agreement, dated February 6, 2023, by and between Deqin Yan and REIT Equipment (incorporated herein by reference to Exhibit 4.6 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
10.7	Translation of Lease Agreement, dated May 20, 2023, by and between Yunnan Qixing Construction Engineering Group Co., Ltd. and Honghe REIT (incorporated herein by reference to Exhibit 4.7 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
10.8	Translation of Lease Agreement, dated July 2, 2024, by and between Zhong Yu and ReTo Hengda (incorporated herein by reference to Exhibit 4.8 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
10.9	Form of Securities Purchase Agreement, by and between the Company and the purchasers listed on the signature pages thereto, for the 2024 August Private Placement (Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K (File No. 001-38307) filed on August 30, 2024).
10.10	English Translation of Forest Rights Transfer Agreement by and between Zhiguo Han and ReTo Hengye (Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 001-38307) filed on December 5, 2024).
10.11	English Translation of Share Sale Agreement by and between ReTo Eco-Solutions, Inc. and Zhao Duan Wen (Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 001-38307) filed on January 6, 2025).
10.12	Share Exchange Agreement, dated April 25, 2025, by and among ReTo Eco-Solutions, Inc., MeinMalzebier Holdings Limited, Lap Cheong Chan and the Sellers (Incorporated herein by reference to Exhibit 2.1 to the Company’s Form 6-K (File No. 001-38307) filed on April 25, 2025).
10.13	Management Services Agreement, dated April 25, 2025, by and among ReTo Eco-Solutions, Inc., Beijing ReTo Hengda Technology Co., Ltd., Shenzhen Melody Catering Management Co., Ltd. and Dirong Century Big Data Technology Co., Ltd. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K (File No. 001-38307) filed on April 25, 2025).
10.14	Advisory and Consulting Agreement, dated April 25, 2025, by and between ReTo Eco-Solutions, Inc. and J Capital Management Ltd. (Incorporated herein by reference to Exhibit 10.2 to the Company’s Form 6-K (File No. 001-38307) filed on April 25, 2025).
10.15+^	Securities Purchase Agreement, dated June 16, 2025, between ReTo Eco-Solutions, Inc. and Streeterville Capital, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K (File No. 001-38307) filed on June 23, 2025).
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 8.1 to the Company’s Form 20-F (File No. 001-38307) filed on May 9, 2025).
23.1*	Consent of YCM CPA INC.
23.2*	Consent of Wei, Wei & Co., LLP.
23.3*	Consent of Mourant Ozannes (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the initial filing).
97.1	Executive Compensation Clawback Policy (Incorporated herein by reference to Exhibit 97.1 to the Company’s Form 20-F (File No. 001-38307) filed on May 15, 2024).
99.1	Code of Business Conduct and Ethics (Incorporated herein by reference to Exhibit 99.1 to the Company’s Form F-1/A (File No. 333-219709) filed on August 4, 2017).
99.2	Insider Trading Compliance Manual, adopted on November 30, 2023 (Incorporated herein by reference to Exhibit 11.2 to the Company’s Form 20-F (File No. 001-38307) filed on May 15, 2024).
99.3	Charter of the Audit Committee of the Board of Directors, amended and restated on November 30, 2023 (Incorporated herein by reference to Exhibit 11.3 to the Company’s Form 20-F (File No. 001-38307) filed on May 15, 2024).
99.4	Charter of the Compensation Committee of the Board of Directors, amended and restated on November 30, 2023 (Incorporated herein by reference to Exhibit 11.4 to the Company’s Form 20-F (File No. 001-38307) filed on May 15, 2024).
107*	Filing Fee Table.

*	Filed herewith.
#	Indicates a management contract or any compensatory plan, contract or arrangement.
+	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.
^	Certain portions of the exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted portion to the Securities and Exchange Commission upon request.

(b)	Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-1, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-1.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on the 15th day of September, 2025.

RETO ECO-SOLUTIONS, INC.

By:	/s/ Xinyang Li
	Name:	Xinyang Li
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xinyang Li his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on September 15, 2025.

Name	Title

/s/ Guangfei Dai	Chairman of the Board, President, and Chief Operating Officer
Guangfei Dai

/s/ Xinyang Li	Chief Executive Officer and Director
Xinyang Li	(Principal Executive Officer)

/s/ Yue Hu	Chief Financial Officer
Yue Hu	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zhizhong Hu	Chief Technology Officer and Director
Zhizhong Hu

/s/ Tonglong Liu	Director
Tonglong Liu

/s/ Baoqing Sun	Director
Baoqing Sun

/s/ Lidong Liu	Director
Lidong Liu

/s/ Austin Huang	Director
Austin Huang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ReTo Eco-Solutions, Inc., has signed this Registration Statement in New York, New York on September 15, 2025.

Authorized U.S. Representative

By:	/s/ Xinran Li
Name: Xinran Li